UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Ultratech, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 20, 2010

TO THE STOCKHOLDERS OF ULTRATECH, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Ultratech, Inc., a Delaware corporation (the “Company”), will be held on July 20, 2010, at 2:00 p.m. local time, at the Hyatt Regency Santa Clara, 5101 Great America Parkway, Santa Clara, California 95054, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect five (5) directors to serve for the ensuing one year until the expiration of their terms in 2011, or until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.	To approve amendments to the Company’s 1993 Stock Option/Stock Issuance Plan to extend the expiration date of the plan and require stockholder approval of option repricing programs.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

Only stockholders of record at the close of business on May 21, 2010 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten (10) days before the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please submit your proxy over the Internet, by telephone or by mail as promptly as possible. For specific voting instructions, please refer to the instructions on the Notice of Internet Availability of Proxy Materials or on the proxy. Should you receive more than one proxy Notice of Internet Availability of Proxy Materials because your shares are registered in different names and addresses, each proxy should be submitted over the Internet, by telephone or by mail to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

Arthur W. Zafiropoulo

Chairman of the Board and Chief Executive Officer

June 10, 2010

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD THAT WAS MAILED TO YOU.

ULTRATECH, INC.

3050 Zanker Road

San Jose, California 95134

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 20, 2010

General

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of Ultratech, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on July 20, 2010 (the “Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at 2:00 p.m. at the Hyatt Regency Santa Clara, 5101 Great America Parkway, Santa Clara, California 95054. These proxy solicitation materials were made available on or about June 10, 2010 to all stockholders entitled to vote at the Annual Meeting.

Internet Availability of Proxy Materials

Pursuant to the rules of the Securities and Exchange Commission, the Company is allowed to furnish its Proxy Statement and the Company’s Annual Report on Form 10-K (as amended by the Company’s first amendment thereto on Form 10-K/A) (the “Proxy Materials”) over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to its stockholders of record and beneficial owners. All stockholders will have the ability to access the Proxy Materials on a website referred to in the Availability Notice or request to receive a printed set of the Proxy Materials at no charge. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found on the Availability Notice. In addition, stockholders may request to receive the Proxy Materials in printed form by mail or electronically by email on an ongoing basis.

The Availability Notice will provide stockholders with instructions regarding how to:

•	View the Proxy Materials for the Annual Meeting over the Internet; and

•	Instruct the Company to send its future Proxy Materials to stockholders electronically by email.

Choosing to receive the future Proxy Materials by email will save the Company the cost of printing and mailing documents to its stockholders and will reduce the impact of the Company’s annual stockholders’ meetings on the environment. If a stockholder chooses to receive future Proxy Materials by email, the stockholder will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Any stockholder’s election to receive the Proxy Materials by email will remain in effect until such stockholder terminates the request.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On May 21, 2010, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, approximately 23,971,801 shares of the Company’s common stock, $.001 par value (“Common Stock”), were issued and outstanding, and there were approximately 267 holders of record of the Common Stock. No shares of the Company’s preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on May 21, 2010. Stockholders may not cumulate votes in the election of directors.

All votes will be tabulated by the inspector of elections appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes are shares which are not voted by the broker who is the record holder of the shares because the broker does not receive voting instructions from the beneficial owners of those shares or does not vote the shares in other circumstances in which proxy authority is defective or has been withheld with respect to any matter. Directors are elected by a plurality vote. The affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and the proposal to approve certain amendment to the Company’s 1993 Stock Option/Stock Issuance Plan. Other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions with respect to any matter other than the election of directors will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. Broker non-votes are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

Revocability of Proxies

If the form of proxy is properly signed and returned or if you submit your proxy and voting instructions over the Internet or by telephone, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. Stockholders submitting proxies over the Internet or by telephone should not mail the proxy voting instruction form. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each director proposed by the Board of Directors (the “Board”) unless the authority to vote for the election of any such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR Proposals 2 and 3, and with respect to any other proposals properly brought before the Annual Meeting, as the Board recommends. If you vote your proxy by mail, you may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company’s principal executive offices, a notice of revocation or another signed proxy with a later date. If you choose to vote your proxy over the Internet or by telephone, you can change your vote by voting again using the same method used for the original vote (i.e., over the Internet or by telephone) so long as you retain the voter control number from your Availability Notice or proxy card. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, Internet hosting, printing and mailing of the Availability Notice, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. Such individuals, however, will not be compensated by the Company for those services. Except as described herein, the Company does not presently intend to solicit proxies other than by mail. The Company has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies, and the Company currently expects to pay D.F. King & Co., Inc. approximately $5,000 for its services, though D.F. King & Co.’s fees could be significantly more if the Company decides to use its services more extensively.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2011 Annual Meeting and to be included in the Company’s proxy statement and form of proxy relating to that meeting must be received no later than February 10, 2011. Any other proposals of stockholders that are intended to be presented by such stockholders at the Company’s 2011 Annual Meeting must be received no later than 90 days prior to the first anniversary of the date of the preceding year’s annual stockholders’ meeting and no sooner than 120 days prior to the first anniversary of the date of the preceding year’s annual stockholders’ meeting. All proposals of stockholders intended to be presented by such stockholders at an Annual Stockholders Meeting, and all notices thereof, must meet the requirements of the Company’s Bylaws and any other applicable legal requirements. In addition, the proxy solicited by the Board for the 2011 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal before April 26, 2011.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

General

On July 23, 1993, the Board and stockholders of the Company approved the Company’s Amended and Restated Certificate of Incorporation to provide for a classified Board consisting of two classes of directors, each serving staggered two-year terms. The Amended and Restated Certificate of Incorporation became effective on October 6, 1993 and was amended in 1995 and 1998 by the stockholders to give effect to increases in the number of authorized shares of Common Stock. The Amended and Restated Certificate of Incorporation was amended in 2003 by the stockholders to change the name of the Company to Ultratech, Inc and in 2009 to declassify the Board as of the 2011 Annual Meeting of Stockholders.

The class of directors whose term of office expires at the Annual Meeting currently consists of five directors, all of whom are current directors of the Company. The directors elected to this class will serve for a term of one year, expiring at the 2011 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified. The names and ages of the persons who are nominees for director, the terms of their proposed directorship, and their positions and offices with the Company as of May 21, 2010 are set forth below.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The five candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve for their respective terms or until their successors have been elected and qualified. The proxies solicited by this Proxy Statement may not be voted for more than five nominees.

Nominees for Term Ending Upon the 2011 Annual Meeting of Stockholders

Arthur W. Zafiropoulo, 71, founded Ultratech in September 1992 to acquire certain assets and liabilities of the Ultratech Stepper Division (the “Predecessor”) of General Signal Technology Corporation (“General Signal”) and, since March 1993, has served as Chief Executive Officer and Chairman of the Board. Additionally, Mr. Zafiropoulo served as President of Ultratech from March 1993 to March 1996, from May 1997 until April 1999 and from April 2001 to January 2004. Since October 2006, he resumed the responsibilities of President and Chief Operating Officer. Between September 1990 and March 1993, he was President of the Predecessor. From February 1989 to September 1990, Mr. Zafiropoulo was President of General Signal’s Semiconductor Equipment Group International, a semiconductor equipment company. From August 1980 to February 1989, Mr. Zafiropoulo was President and Chief Executive Officer of Drytek, Inc., a plasma dry-etch company that he founded in August 1980, and which was later sold to General Signal in 1986. From July 1987 to September 1989, Mr. Zafiropoulo was also President of Kayex, a semiconductor equipment manufacturer, which was a unit of General Signal. From July 2001 to July 2002, Mr. Zafiropoulo served as Vice Chairman of Semiconductor Equipment and Materials International (“SEMI”), an international trade association representing the semiconductor, flat panel display equipment and materials industry. From July 2002 to June 2003, Mr. Zafiropoulo served as Chairman of SEMI, and Mr. Zafiropoulo has been on the board of directors of SEMI since July 1995. In December 2007, Mr. Zafiropoulo was elected as Director Emeritus of SEMI. Among other qualifications, Mr. Zafiropoulo brings extensive knowledge of and experience in the semiconductor and semiconductor capital equipment industries and businesses and his deep personal knowledge and commitment to the Company as the Company’s founder and Chief Executive Officer, as well as his personal leadership and management skills, to the Company’s Board.

Joel F. Gemunder, 70, has been a director of the Company since October 1997. Mr. Gemunder has been President and a member of the board of directors of Omnicare, Inc., a pharmacy services provider, since 1981, and has been Chief Executive Officer of Omnicare since May 2001. Mr. Gemunder has also served as a member of the board of directors of Chemed Corporation, a company operating in two segments: VITAS Group and the Roto-Rooter Group. VITAS offers hospice services for patients with severe and life-limiting illnesses. Roto-Rooter operates in the sewer, drain and pipe cleaning, HVAC services and plumbing repair business and the HVAC and appliance repair and maintenance business. Among other things, Mr. Gemunder brings extensive experience as a public company chief executive officer and board member, as well as a valuable and different perspective due to his experience outside high-technology industries, to the Company’s Board.

Nicholas Konidaris, 65, has served as a director of the Company since July 2000. Mr. Konidaris has served as President, Chief Executive Officer and as a director of Electro Scientific Industries, Inc., a global supplier of manufacturing equipment to increase productivity for customers in the semiconductor, passive components and electronic equipment markets, since January 2004. From July 1999 to January 2004, Mr. Konidaris served as President and Chief Executive Officer of Advantest America, Corp., a holding company of Advantest America, Inc., which is a manufacturer of testers and handlers. From July 1997 to January 2004, Mr. Konidaris also served as Chairman of the Board, President and Chief Executive Officer of Advantest America, Inc. Among other things, Mr. Konidaris brings his extensive experience as a public company chief executive officer and board member in the semiconductor industry to the Company’s Board.

Rick Timmins, 58, has served as a director of the Company since August 2000. Since April 2009, Mr. Timmins has served as a Venture Partner and investor with G-51 Capital, a seed-stage venture capital firm that invests in the software, hardware, Internet, and clean technology sectors. From January 1996 until April 2008, Mr. Timmins served as Vice-President of Finance for Cisco Systems, Inc. Mr. Timmins has served as a member of the board of directors of Treaty Oak Bancorp Inc. (“Treaty Oak Bank”), a local community bank in Austin, Texas, since December 2008, and serves on the compensation committee of Treaty Oak Bank’s board of directors. Since January 2010, Mr. Timmins has served as a member of the board of directors of IRIS International, Inc., a company that designs, develops, manufactures and markets in-vitro diagnostic products, consumables and supplies for urinalysis and body fluids. Mr. Timmins serves as a member of the audit committee of IRIS International. Mr. Timmins served as a member of the board of directors of Transmeta Corporation, a developer of computing, microprocessing and semiconductor technologies, from May 2003 until January 2009, and was the chairman of the audit committee of Transmeta’s board of directors between May 2003 and January 2009. Mr. Timmins holds a B.S. degree in accounting and finance from the University of Arizona and an M.B.A. degree from St. Edward’s University. Among other things, Mr. Timmins brings extensive finance experience as well as technology industry experience to the Company’s Board.

Ben Tsai, 52, has served as a director of the Company since October 2009 and also serves as a member of the Company’s technical advisory board. Dr. Tsai has served as executive vice president, and chief technology officer and corporate alliances for KLA-Tencor Corporation, the world’s leading supplier of yield management and process control solutions for the semiconductor manufacturing and related industries, since October 2006. At KLA-Tencor, Dr. Tsai has previously served as group vice president and chief technology officer of systems of KLA, and general manager for the Wafer Inspection Division. Prior to the merger between KLA Instruments and Tencor Instruments in 1997, Dr. Tsai filled the post of chief technology officer at KLA Instruments as well as numerous executive positions in the company’s Wafer Inspection Division. From 2005 to 2006, Dr. Tsai served as senior vice president and executive officer of technology at Tokyo Electron Limited, a leading supplier of semiconductor production equipment. Dr. Tsai also currently serves on the board of directors of Varian Semiconductor Equipment Associates, Inc. Dr. Tsai holds more than 30 patents in the areas of inspection and metrology. Dr. Tsai received his bachelor’s degree in electrical engineering from the National Taiwan University and a master’s degree and Ph.D. in electrical engineering from the University of Illinois at Urbana-Champaign. Among other things, Dr. Tsai brings extensive technological experience, knowledge and background in the semiconductor and related fields, as well as international business experience (in particular in Asia), to the Company’s Board.

Directors Not Up for Election Whose Term Ends Upon the 2011 Annual Meeting of Stockholders

Dennis R. Raney, 67, has served as a director of the Company since April 2003. Mr. Raney has served as Managing Director of PrimeMark Advisors, a real estate consulting firm, since November 2008. Mr. Raney served as Principal of Liberty-Greenfield, LLP, a company that advised clients on real estate issues that have significant financial or operational consequences to their business, from May 2005 until the company was wound up in November 2008. Mr. Raney served as Chief Financial Officer of eONE Global, LP, a company that identifies, develops and operates emerging electronic payment systems and related technologies that address e-commerce challenges, from July 2001 to June 2003. From March 1998 to July 2001, Mr. Raney served as Chief Financial Officer and Executive Vice President of Novell, Inc., a producer of network software. From January 1997 to December 1997, Mr. Raney served as Chief Financial Officer and Executive Vice President of QAD, Inc., a provider of enterprise resource planning software. Mr. Raney also served as a director of EasyLink Services Corporation (“EasyLink”), a provider of information exchange services, from March 2003 until August 2007, and served as chair of the audit committee of EasyLink’s board of directors from June 2004 until August 2007. In addition, between February 2004 and October 2008 when it was acquired by DG Fast Channel, Mr. Raney served as a director of Enliven Corporation (formerly ViewPoint Corporation), a provider of visual application development, content assembly and delivery technology, and as chair of the audit committee of Enliven’s board of directors. Mr. Raney served as a director, and as chair of the audit committee of the board of directors, of Infiniti Solutions, a provider of semiconductor testing, assembly and prototyping services, between July 2004 and September 2008. Mr. Raney served as a director of Equinix, a provider of data center and internet exchange services from April 2003 to June 2005, and served as chair of the audit committee of Equinix’s board of directors during that time. From July 2002 to June 2003, Mr. Raney served as a director of ProBusiness Services, Inc., which was acquired by Automatic Data Processing, Inc. in June 2003. Mr. Raney also served as a director and audit committee member of Redleaf, Inc., a technology operating company that provides services and capital for pre-seed state technology companies, from April 1999 to June 2003. Mr. Raney previously served as a director and audit committee member of W.R. Hambrecht & Company, an investment banking firm, from March 1999 to July 2001 and served as a director and audit committee member of ADAC Laboratories, a company that designs, develops, manufactures, sells and services electronic medical imaging and information systems, from March 1999 to March 2001. Mr. Raney holds a B.S. degree in chemical engineering from the South Dakota School of Mines & Technology and an MBA from the University of Chicago. Among other things, Mr. Raney brings extensive finance experience in both high-technology and other industries as well as related international experience, including extensive board and audit committee service and service as a public company chief financial officer to the Company’s Board.

Henri Richard, 52, has served as a director of the Company since April 2006. Since September 2007, Mr. Richard has served as Senior Vice President, Chief Sales and Marketing Officer at Freescale Semiconductor, Inc. (“Freescale”). Prior to joining Freescale in September 2007, Mr. Richard was Executive Vice President, Chief Sales and Marketing Officer at Advanced Micro Devices, Inc. (“AMD”), where his duties included oversight of the company’s global field sales and support organization, corporate marketing, and go-to-market activities for all AMD customer segments, including commercial, consumer and innovative solutions groups, and the company’s 50x15 digital inclusion initiative. Mr. Richard joined AMD in April 2002 as Group Vice President, Worldwide Sales. He was promoted to Senior Vice President in May 2003 and was appointed as Executive Vice President and Chief Sales and Marketing Officer in February 2004. Prior to joining AMD, Mr. Richard was Executive Vice President of Worldwide Field Operations at WebGain, Inc., a privately held provider of Java software for Fortune 500 companies. Before WebGain, he was vice president of Worldwide Sales and Support for IBM’s Technology Group. Mr. Richard has also held senior executive positions with several notable companies in the U.S. and Europe, including tenures as President of the Computer Products Group at Bell Microproducts, Executive Vice President at Karma International, and Vice President at Seagate Technology/Conner Peripherals. Among other things, Mr. Richard brings extensive experience as an executive officer in the semiconductor industry, in particular in the areas of sales and marketing and market analysis, to the Company’s Board.

Board Committees and Meetings

During the fiscal year ended December 31, 2009, the Board held five (5) meetings and did not act by unanimous written consent. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Current copies of the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee as well as the Corporate Governance Policies of the Board can be found on the Company’s website at www.ultratech.com. During the respective term of his service on the Board and its committees during the past fiscal year, each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

Executive Sessions

Executive sessions of non-management directors are generally held four times a year, at the end of a regular meeting of the Board. The sessions are chaired by Mr. Rick Timmins, the Lead Outside Director.

Communications with the Board

Any stockholder may communicate with the Board by postal mail. Communications that are intended specifically for non-management directors should be sent to the attention of the Chair of the Nominating and Corporate Governance Committee. Communications that are intended for a specific director should be sent to the attention of that director. Communications should be sent to: Investor Relations, Attn: Board of Directors, c/o Ultratech, Inc., 3050 Zanker Road, San Jose, California 95134. The Company’s Investor Relations department will screen all communications for offensive or otherwise inappropriate messages, including advertisements and other solicitations unrelated to the Company or the activities of the Board.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

The Company strongly encourages attendance by each incumbent director and each nominee to the Board at its Annual Meetings of Stockholders. Six (6) Board members attended the Company’s 2009 Annual Meeting of Stockholders.

Compensation Committee

The Compensation Committee currently consists of four (4) directors, Messrs. Gemunder, Richard, Timmins and Tsai. The Board has determined that each current member of the Compensation Committee is an “independent director” as that term is defined in Rule 5605 of The Nasdaq Stock Market’s Marketplace Rules. The Compensation Committee has a written charter, which was adopted by the Board in January 2003 and amended in February 2004. The Compensation Committee is primarily responsible for approving the Company’s general compensation policies and setting compensation levels for the Company’s executive officers. The Compensation Committee also administers the Company’s 1993 Stock Option/Stock Issuance Plan (the “1993 Plan”) and the Company’s 1998 Supplemental Stock Option/Stock Issuance Plan (which expired in October 2008). During the 2009 fiscal year, the Compensation Committee held eight (8) meetings and did not act by unanimous written consent.

Audit Committee

The Audit Committee currently consists of three (3) directors, Messrs. Konidaris, Raney and Timmins. The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors, as well as compliance with related legal and regulatory requirements and performance of the Company’s accounting practices and internal controls. During the 2009 fiscal year, the Audit Committee held five (5) meetings and did not act by unanimous written consent.

The Board adopted and approved a written charter for the Audit Committee on June 8, 2000. The Audit Committee’s charter was substantially revised on January 28, 2003 and was further amended on February 2, 2004. The Board has determined that each current member of the Audit Committee is “independent” as that term is defined in Rule 10A-3 under the Securities Exchange Act of 1934 and an “independent director” as that term is defined in Rule 5605 of The Nasdaq Stock Market’s Marketplace Rules. In addition, the Board has determined that each of Mr. Raney and Mr. Timmins is an “Audit Committee Financial Expert” as that term is defined by Item 407 of Securities and Exchange Commission Regulation S-K.

Nominating and Corporate Governance Committee

The Nominating Committee, which was formed in April 2001, and which was changed to the Nominating and Corporate Governance Committee in January 2003, currently consists of three (3) directors, Messrs. Konidaris, Raney and Richard. The Board has determined that each current member of the Nominating and Corporate Governance Committee is an “independent director” as that term is defined in Rule 5605 of The Nasdaq Stock Market’s Marketplace Rules. During the 2009 fiscal year, the Nominating and Corporate Governance Committee held four (4) meetings and did not act by unanimous written consent. In January 2003, the Board substantially revised the written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends to the Board the individuals to be nominated to stand for election to the Board by stockholders at each annual meeting and to fill vacancies on the Board, implements the Board’s criteria for selecting new directors, develops and recommends or assesses corporate governance policies of the Company and the Board, and oversees the Board’s and Board Committees’ annual evaluations.

Consideration of Director Nominees

Stockholder Candidate Recommendations

The Nominating and Corporate Governance Committee will consider candidates for election to the Board recommended by stockholders. In evaluating such candidates, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” The notice of recommendation delivered to the Company must be received within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the relevant Annual Meeting of Stockholders and must set forth as to each proposed nominee who is not an incumbent director (i) all information relating to the individual recommended or nominated that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected), (ii) the name(s) and address(es) of the stockholder(s) making the recommendation and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s), (iii) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on any criteria publicly stated to be considered by the Nominating and Corporate Governance Committee in evaluating prospective Board candidates, including those identified below, (iv) a representation that the stockholder is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials, and (v) any material interest of the stockholder in the recommendation. Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to: Chair of the Nominating and Corporate Governance Committee, Ultratech, Inc., 3050 Zanker Road, San Jose, California 95134.

Director Qualifications

The Board’s policy is to encourage the selection of directors who will contribute to the Company’s overall corporate goals of responsibility to its stockholders, industry leadership, customer success, positive working environment, and integrity in financial reporting and business conduct. The Board and the Nominating and Corporate Governance Committee review from time to time the experience and characteristics appropriate for Board members and Director candidates in light of the Board’s composition at the time and skills and expertise needed at the Board and committee levels. The Company does not have a formal policy with regard to the consideration of diversity in identifying Director candidates, but the Nominating and Corporate Governance Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s business. The Nominating and Corporate Governance Committee considers, among other things, whether a candidate:

•	has a reputation for integrity, strong moral character and adherence to high ethical standards;

•	holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment;

•	has demonstrated business acumen and experience, and the ability to exercise sound business judgment in matters that relate to the current and long-term objectives of the Company;

•	has the ability to read and understand basic financial statements and other financial information pertaining to the Company;

•	has a commitment to understand the Company and its business, industry and strategic objectives;

•

has a commitment and the ability to regularly attend and participate in meetings of the Board, Board Committees and stockholders, including the number of other company Boards on which the candidate serves and the candidate’s ability to generally fulfill all responsibilities as a director of the Company;

•	is willing to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group;

•	is in good health and has the ability to serve;

•	for prospective non-employee directors, would be independent under applicable SEC and NASDAQ rules;

•	has any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, serving as a director; and

•	is willing to accept the nomination to serve as a director of the Company.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee nominates individuals for election as directors at each annual meeting of stockholders and for appointment to fill vacancies on the Board in consultation with the Company’s Chief Executive Officer. The Committee identifies and evaluates candidates who, based on their biographical information and other information available to the Committee, appear to meet any minimum criteria adopted by the Committee and/or have the specific qualities, skills or experience being sought (based on input from the full Board and the Chief Executive Officer).

The Committee operates and chooses nominees or appointees in accordance with its charter.

•	Outside Advisors. The Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•

Stockholder Suggestions for Potential Nominees. The Committee will consider suggestions of candidates from stockholders properly submitted in accordance with procedures adopted by the Committee, as summarized above.

•

Nomination of Incumbent Directors. The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria adopted by the Committee.

•

Interviews. After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Committee and by the Chief Executive Officer.

•

Board Approval. Upon completion of the above procedures, the Committee shall determine the list of potential candidates to be nominated or appointed to the Board, subject to the approval of the full Board, which shall include approval by a majority of the independent directors. The Board will select the slate of nominees only from candidates identified, screened and approved by the Committee.

Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interest of the Company’s shareholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industries, as well as fostering greater communication between the Company’s management and the Board.

Risk Oversight

The Company faces a variety of risks. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and (4) integrate risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes. The Company has a risk management program implemented under the direction of the Company’s Chief Financial Officer, who reports to the Company’s Chief Executive Officer, Audit Committee and Board on such program.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Director Compensation

The following table sets forth certain information regarding the compensation of each non-employee director for service on the Board during the 2009 fiscal year.

Name (a)	Fees Earned or Paid in Cash ($) (1) (b)		Option Awards ($) (2) (c)	Stock Awards ($) (3)(4) (d)	Total ($) (e)
Joel F. Gemunder	55,206		—	66,350	121,556
Nicholas Konidaris	50,831		—	66,350	117,181
Rick Timmins	74,467		—	66,350	140,817
Dennis R Raney	58,142		—	66,350	124,492
Henri Richard	57,906		—	66,350	124,256
Vincent F. Sollitto	46,549		—	66,350	112,899
Ben Tsai	12,500	(5)	—	114,750	127,250

(1)	Represents cash retainer fees for serving on our Board and Board committees and fees for attending meetings of the Board or Board committees. For further information concerning the cash retainer fees, see the section below entitled “Director Annual Meeting and Retainer Fees”.

(2)	As of December 31, 2009, the following non-employee directors held options to purchase the following number of shares of the Company’s Common Stock: Mr. Gemunder, 48,000 shares; Mr. Konidaris, 56,000 shares; Mr. Timmins, 56,000 shares; Mr. Raney, 36,000 shares; Mr. Richard, 20,000 shares; Mr. Sollitto, 56,000 shares; Dr. Tsai, 0 shares. Mr. Sollitto’s outstanding options for all 56,000 shares terminated in March 2010 upon the expiration of the 6-month exercise period following his resignation from the Board in September 2009.
(3)	Pursuant to the automatic grant program in effect under the Company’s 1993 Plan, Messrs. Gemunder, Konidaris, Timmins, Raney, Richard, and Sollitto each received an RSU award covering 5,000 shares of the Company’s common stock at the 2009 Annual Meeting. Each such RSU award had a grant date fair value of $13.27 per unit, without adjustment for estimated forfeitures. Dr. Tsai received an RSU award covering 7,500 shares of the Company’s Common Stock at the time of his initial appointment to the Board. Dr. Tsai’s RSU award had a grant date fair value of $15.30 per unit, without adjustment for estimated forfeitures. Such grant-date fair values were, in accordance with ASC Topic 718, based on the closing selling price per share of the Company’s common stock on the grant date. For further information concerning the grant of RSUs to non-employee directors under the automatic grant program of the Company’s 1993 Plan, see the section below entitled “1993 Stock Option/Stock Issuance Plan”.
(4)	As of December 31, 2009, the following non-employee directors held RSU awards covering the following number of shares of the Company’s common stock: Mr. Gemunder, 5,000 shares; Mr. Konidaris, 5,000 shares; Mr. Timmins, 5,000 shares; Mr. Raney, 5,000 shares; Mr. Richard, 5,000 shares; Mr. Sollitto, 0 shares; Dr. Tsai, 7,500 shares.
(5)	Includes $7,500 received as a result of service on the Company’s Technical Advisory Board.

Director Annual Retainer and Meeting Fees. During the fiscal year ended December 31, 2009, the cash compensation paid to the non-employee Board members was as follows: (i) an annual cash retainer fee of $30,000, (ii) an additional cash fee of $10,000 for service as Chair of the Audit Committee, (iii) an additional cash fee of $7,500 for service as Chair of any standing Board committee other than the Audit Committee, (iv) a cash fee of $2,000 per Board meeting, (v) a cash fee of $2,000 per standing Board committee meeting (except that no fee was paid for any Board committee meeting held on the same day as a Board meeting), and (vi) a cash fee of $1,000 per standing Board committee meeting held on the day before or after a Board meeting at the Company’s headquarters.

1993 Stock Option/Stock Issuance Plan. Pursuant to the automatic grant program in effect under the 1993 Stock Option/Stock Issuance Plan, each non-employee director will, upon his or her initial election or appointment to the Board, receive a one-time automatic RSU award covering 7,500 shares of the Company’s common stock, provided such individual has not previously been in the Company’s employ. On the date of each Annual Stockholders Meeting, each non-employee Board member who is to continue to serve on the Board, whether or not he or she is standing for re-election to the Board at that particular Annual Meeting and whether or not he or she has been in the prior employ of the Company, will automatically receive an RSU award covering 5,000 shares of the Company’s common stock. There is no limit on the number of such annual RSU awards any one individual may receive over his or her period of continued Board service, but no individual will receive a 5,000-share RSU award for a particular year under the automatic grant program if he or she has received his or her initial RSU award under the automatic grant program within the immediately preceding six (6) months.

Each RSU award granted under the automatic grant program is subject to the following terms and conditions:

•

The shares subject to the initial 7,500-share RSU award will vest as follows: (i) fifty percent (50%) of the shares will vest upon the director’s completion of one (1) year of Board service measured from the grant date, and the remaining shares will vest in three (3) successive equal annual installments upon such director’s completion of each of the next three (3) years of Board service thereafter. The shares subject to each annual 5,000-share RSU award will vest upon the earlier of (i) the director’s completion of one (1) year of Board service measured from the grant date or the (ii) the director’s continuation in

Board service through the day immediately prior to the Annual Stockholders Meeting immediately following the Annual Stockholders Meeting at which the RSU award was made.

•

Should the director die or become permanently disabled while serving as a Board member, then the shares at the time subject to each RSU award made to that individual under the automatic grant program will immediately vest.

•	The shares at the time subject to each outstanding RSU award under the automatic grant program will immediately vest in the event of a change in control of the Company.

•

The shares which vest under each RSU award will be issued at the time of vesting or as soon as administratively practicable thereafter, but in no event later than the later of the close of the calendar year in which the vesting date occurs or the fifteenth day of the third calendar month following such vesting date. However, one or more awards may be structured so that the issuance of the shares which vest under those awards will be deferred until the director ceases Board service or the occurrence of any earlier event such as a change in control or a designated date.

•

Should any dividend or other distribution payable other than in shares of the Company’s common stock be declared and paid on our outstanding common stock while an initial or annual RSU award under the automatic grant program is outstanding, then a special book account will be established for the non-employee director holding the award and credited with a dividend equivalent to the actual dividend or distribution which would have been paid on the shares subject to the RSU award had they been issued and outstanding and entitled to that dividend or distribution. The amount attributable to such dividend equivalents will be distributed to the non-employee director concurrently with the issuance of the vested shares to which those dividend equivalents relate.

Each of the following non-employee Board members received at the 2009 Annual Stockholders Meeting an automatic RSU award covering 5,000 shares of the Company’s common stock: Messrs. Raney, Richard, Gemunder, Konidaris, Sollitto and Timmins. Dr. Tsai received an automatic RSU award covering 7,500 shares of the Company’s common stock at the time of his initial appointment to the Board. The RSU award made to Mr. Sollitto was cancelled in connection with his resignation from the Board in September 2009.

Dr. Tsai. Dr. Tsai served as a member of the Company’s Technical Advisory Board for the 2009 fiscal year. Members of the Technical Advisory Board, including Dr. Tsai receive a fee of $2,500 per Technical Advisory Board meeting attended. During the 2009 fiscal year, Dr. Tsai attended three Technical Advisory Board meetings.

Recommendation of the Board of Directors

The Board recommends that the stockholders vote FOR the election of each of the above nominees.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of Ernst & Young LLP, the Company’s independent registered public accounting firm during the fiscal year ended December 31, 2009, to serve in the same capacity for the fiscal year ending December 31, 2010, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees billed to the Company by Ernst & Young LLP for services rendered for fiscal year 2009 and fiscal year 2008

Audit Fees

Audit fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s 2009 annual financial statements, review of quarterly financial statements, audit services in connection with statutory filings, consents, review of documents filed with the SEC, Section 404 review of internal control over financial reporting, and accounting and financial reporting consultation totaled $1,224,168. Audit fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s 2008 annual financial statements, review of quarterly financial statements, audit services in connection with statutory filings, consents, review of documents filed with the SEC, and accounting and financial reporting consultation totaled $1,416,316.

Audit-Related Fees

There were no audit-related fees billed to the Company by Ernst & Young LLP during the Company’s 2009 and 2008 fiscal years.

Tax Fees

There were no tax fees billed to the Company by Ernst & Young LLP during the Company’s 2009 and 2008 fiscal years.

All Other Fees

Other than as set forth above, there were no other fees billed to the Company by Ernst & Young LLP during the Company’s 2009 and 2008 fiscal years.

All of the 2009 and 2008 audit fees, audit-related fees and tax fees, and all other fees, were pre-approved by the Audit Committee. The Audit Committee has delegated to Mr. Timmins the ability to approve, on behalf of the Audit Committee and in accordance with Section 10A under the Securities Exchange Act of 1934, services to be performed by the Company’s independent auditors.

The Audit Committee considered whether the provision of audit-related services, tax services, financial information systems design and implementation services and other non-audit services is compatible with the principal accountants’ independence.

Recommendation of the Board of Directors

The Board recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 as described in this Proposal No. 2.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO THE 1993

STOCK OPTION/STOCK ISSUANCE PLAN

The Company’s stockholders are being asked to approve the following amendments to the Company’s 1993 Stock Option/Stock Issuance Plan, as amended and restated (the “1993 Plan”), which were adopted, subject to stockholder approval, by the Board on June 7, 2010:

•

Extension of Plan Term. The 1993 Plan is currently scheduled to expire on February 28, 2011. The proposed amendments would extend the Company’s authority to grant new awards under the 1993 Plan until June 6, 2020.

•

Elimination of Repricings. As described in more detail below, the proposed amendments would also eliminate the Company’s ability to reprice stock options and stock appreciation rights granted under the 1993 Plan (except customary adjustments to reflect stock splits and similar events and any repricing that may be approved by stockholders).

Stockholders are not being asked to approve any increase in the number of shares of the Common Stock that may be delivered pursuant to awards granted under the 1993 Plan. The 1993 Plan’s existing share limit and the number of shares available for future award grants under the 1993 Plan are described below under “Share Reserve.”

The Board believes that awards under the 1993 Plan help the Company retain and motivate eligible employees and help further align the interests of eligible employees with those of stockholders. If stockholders do not approve this 1993 Plan proposal, the current term and the other existing terms and conditions of the 1993 Plan will remain in effect.

The following is a summary of the principal features of the 1993 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan and is qualified in its entirety by the full text of the 1993 Plan, which has been filed as an exhibit to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the 1993 Plan by writing to the Corporate Secretary at the Company’s executive offices in San Jose, California.

The 1993 Plan became effective on September 29, 1993 in connection with the initial public offering of the Company’s Common Stock and is designed to provide the Company’s officers and other key employees, the non-employee members of the Board and independent consultants with an opportunity to acquire an equity interest in the Company as an incentive for them to remain in the Company’s service. The 1993 Plan serves as the successor to the Company’s 1993 Stock Option Plan and 1993 Stock Issuance Plan (the “Predecessor Plans”), and all outstanding stock options and stock issuances under the Predecessor Plans have been incorporated into the 1993 Plan.

In October 2009, the Company completed an option exchange program pursuant to which certain employees could elect to receive an award of restricted stock units in exchange for certain outstanding stock options with an exercise price greater than the fair market value of the Company’s common stock at the time of the exchange. The Company’s executive officers and members of the Board of Directors were not eligible to participate in the exchange program. The exchange program was intended to provide eligible employees with an opportunity to receive a benefit from their underwater stock options, while reducing the number of shares of the Company’s common stock that are subject to outstanding options and the potential dilution that these options represent to stockholders. The program was also intended to provide an additional retention incentive for employees that elected to exchange their options as the replacement awards of restricted stock units were subject to a one-year vesting schedule (even if the related option exchanged in the program was otherwise vested). The number of restricted stock units granted in exchange for each option tendered for exchange was determined using exchange ratios established for purposes of the program. In setting the exchange ratios, the Compensation Committee considered the value of the options eligible for exchange and the value of the replacement awards, using standard equity award valuation models and procedures. The exchange ratios were intended to result in the grant of replacement awards of restricted stock units that, in the aggregate, had a grant-date value that is less than the value of the options that they replaced.

A total of 75 eligible employees participated in the option exchange program. The Company accepted for exchange options to purchase an aggregate of 799,799 shares of the Company’s common stock and granted a total of 123,189 restricted stock units with new one-year vesting schedules in exchange for these options under the program. While the Compensation Committee believed that the repricing was in the best interest of the Company and its stockholders in that it reduced potential dilution from outstanding equity awards and strengthened retention incentives while appropriately balancing the interests of stockholders (by, for example, excluding directors and our executive officers, requiring minimum vesting conditions and imposing the other key terms noted above), the Board of Directors has amended the plan such that if this proposal is approved by stockholders any future repricing of outstanding awards could not be implemented without stockholder approval.

Equity Incentive Programs

The 1993 Plan contains three separate equity incentive programs: (i) the discretionary grant program under which key employees (including officers), non-employee Board members and consultants may be granted options to purchase shares of Common Stock at an exercise price not less than the fair market value of such shares on the grant date or stock appreciation rights tied to the value of the Common Stock, (ii) the stock issuance program under which those individuals may be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other share right awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares may be issued through direct purchase of those shares (at fair market value) or as a bonus for past services rendered to the Company, and (iii) the automatic grant program under which each non-employee Board member will receive a series of periodic restricted stock unit awards over his or her period of continued Board service.

As of May 1, 2010, approximately 270 officers and employees of the Company and its subsidiaries and each of the Company’s six non-employee Board members were eligible to participate in the discretionary grant and stock issuance programs. The six non-employee Board members were also eligible to participate in the automatic grant program.

Options granted under the discretionary grant program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory stock options not intended to satisfy such requirements.

Share Reserve

The maximum number of shares of Common Stock available for issuance over the term of the 1993 Plan is currently limited to 10,776,779 shares. This limit also applies to the number of shares that may be subject to incentive stock options granted under the 1993 Plan. As of May 1, 2010, options for 2,817,398 shares and restricted stock units for 735,937 shares were outstanding, 5,208,391 shares had been issued, and 2,015,053 shares were available for future grant, in each case under the 1993 Plan.

In no event may any individual participant in the 1993 Plan be granted stock options, separately exercisable stock appreciation rights, direct stock issuances or other stock based awards (whether in the form of restricted stock units or other share-right awards) for more than 400,000 shares in the aggregate per fiscal year. However, for the fiscal year in which an individual receives his or her initial award under the 1993 Plan, the limit is 600,000 shares. These limitations, together with the requirement that all stock options under the discretionary grant program have an exercise price per share equal to not less than the fair market value per share of the

Common Stock on the grant date, will help ensure that any deductions to which the Company would otherwise be entitled upon the exercise of stock options granted under the discretionary grant program or the subsequent sale of the shares purchased under those options will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code.

Should an outstanding option, restricted stock unit award or other stock-based award under the 1993 Plan (including outstanding options under the Predecessor Plans incorporated into the 1993 Plan) expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those options or awards, those shares will be available for subsequent issuance under the 1993 Plan. Unvested shares issued under the 1993 Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1993 Plan. Shares subject to any exercised stock appreciation rights will reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the 1993 Plan.

Should the exercise price of an outstanding option under the 1993 Plan (including any option incorporated from the Predecessor Plans) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the issuance of vested shares pursuant to a stock or stock-based award made under the Plan, then the number of shares of Common Stock available for issuance under the Plan will be reduced by the gross number of shares for which the option is exercised or for which the stock or stock-based award was made, and not by the net number of shares of Common Stock actually issued to the holder of such option or award.

The fair market value per share of the Common Stock on any relevant date under the 1993 Plan will be deemed to be equal to the closing price per share of that Common Stock on the date in question on the NASDAQ Global Market or any other national securities exchange which may subsequently serve as the primary market for the Common Stock. The fair market value of the Common Stock on May 14, 2010 was $14.63 per share on the basis of the last reported sale price on that date on the NASDAQ Global Market.

Discretionary Grant Program and Stock Issuance Program

Both the discretionary grant and the stock issuance programs are administered by the Compensation Committee of the Board, which currently consists of four (4) non-employee Board members. The Compensation Committee acting in its capacity as the plan administrator will have complete discretion to determine which eligible individuals are to receive option grants, stock appreciation rights, stock issuances or other stock-based awards, the time or times when such awards are to be made, the number of shares subject to each such award, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the award and the maximum term for which any granted option is to remain outstanding.

The exercise price per share for each stock option granted under the discretionary grant program will not be less than the fair market value of the Common Stock on the grant date. No granted option will have a maximum term in excess of ten (10) years. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the plan administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members.

No optionee or holder of a stock appreciation right will have any stockholder rights with respect to the shares underlying the option or stock appreciation right until the award is exercised and (with respect to an option) the exercise price is paid for the purchased shares. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option exercise price may also, to the extent permissible under applicable law and Company policy, be paid through a same-day sale program pursuant to which there will be an immediate sale of the shares purchased under the option and a portion of the sale proceeds available on the settlement date will be paid over to the Company to cover the exercise price for the purchased shares plus all applicable withholding taxes.

Should the optionee cease to remain in the Company’s service while holding one or more options granted under the discretionary grant program, then the optionee will in general have no more than three (3) months after such cessation of service in which to exercise such outstanding options. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only for the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of those options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Shares may be issued under the stock issuance program as either a fully vested bonus for past services or subject to a vesting schedule tied to the participant’s period of future service or the Company’s attainment of designated performance goals. Any unvested shares issued under the program will be subject to repurchase by the Company, at the issue price paid per share, upon the participant’s cessation of service prior to vesting in the shares. However, the plan administrator will have the discretionary authority to accelerate the vesting of any unvested shares, in whole or in part, at any time. Shares of Common Stock may also be issued under the stock issuance program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified service requirements, or upon the expiration of a designated time period following the vesting of those awards or units. Individuals holding shares of Common Stock issued under the stock issuance program will have full stockholder rights with respect to those shares, whether the shares are vested or unvested.

In the event of a change in control, each outstanding option or stock appreciation right under the discretionary grant program will automatically accelerate in full, unless assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option or stock appreciation right (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for that option or stock appreciation right. The plan administrator will have complete discretion to grant one or more options or stock appreciation rights under the discretionary grant program which will become exercisable for all the shares subject to the option or stock appreciation right in the event the optionee’s service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options or stock appreciation rights are assumed or otherwise continued in effect. Restricted stock units awarded under the 1993 Plan may also be structured so that the underlying shares of Common Stock will vest and become issuable on an accelerated basis upon similar terms and conditions.

The plan administrator will have the discretion to structure one or more option grants under the discretionary grant program so that those options will immediately vest upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The plan administrator may also structure restricted stock units under the stock issuance program so that the underlying shares of Common Stock will vest and become issuable on an accelerated basis upon a change in control.

A change in control generally will be deemed to occur in the event (i) the Company is acquired by merger or asset sale, (ii) there is a change in the majority of the Board effected through one or more contested elections for Board membership or (iii) any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Immediately after the consummation of the change in control event, all outstanding options under the discretionary grant program will terminate and cease to remain outstanding, except to the extent assumed by the successor corporation (or its parent company) or otherwise continued in effect.

The acceleration of options in the event of a change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

The plan administrator is authorized to issue tandem stock appreciation rights in connection with option grants made under the discretionary grant program. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of Common Stock.

If stockholders approve this 1993 Plan proposal, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

Automatic Grant Program

The terms and conditions governing the restricted stock unit grants that may be made under the automatic option grant program are summarized below. All grants under the automatic grant program will be made in strict compliance with the express provisions of such program. Each restricted stock unit awarded under the program will entitle the non-employee Board member to one share of Common Stock following the date that unit vests.

Pursuant to the automatic grant program, each individual first elected or appointed to the Board as a non-employee director will receive a one-time automatic grant of restricted stock units covering 7,500 shares of Common Stock at the time of his or her initial election or appointment to the Board, provided such individual has not previously been in the Company’s employ. On the date of each Annual Meeting of Stockholders, each non-employee Board member who is continuing to serve on the Board, whether or not he or she is standing for re-election to the Board at that particular Annual Meeting and whether or not he or she has been in the prior employ of the Company, will automatically receive an award of restricted stock units covering 5,000 shares of Common Stock. There is no limit on the number of such 5,000-share annual restricted stock unit awards any one individual may receive over his or her period of continued Board service, but no individual will receive a 5,000-share restricted stock unit award for a particular year under the automatic grant program if he or she has received his or her initial restricted stock unit award under the automatic grant program within the immediately preceding six (6) months.

Each restricted stock unit award granted under the automatic grant program will be subject to the following terms and conditions:

•

The shares subject to each 7,500-share initial restricted stock unit award will vest as follows: (i) fifty percent (50%) of the shares will vest upon the director’s completion of one (1) year of Board service measured from the grant date, and the remaining shares will vest in three (3) successive equal annual installments upon such director’s completion of each of the next three (3) years of Board service thereafter. The shares subject to each 5,000-share annual restricted stock unit award will vest upon the earlier of (i) the director’s completion of one (1) year of Board service measured from the grant date or

(ii) the director’s continuation in Board service through the day immediately prior to the Annual Stockholders Meeting immediately following the Annual Stockholders Meeting at which the restricted stock unit award was made.

•

Should the director die or become permanently disabled while serving as a Board member, then the shares of Common Stock at the time subject to each restricted stock unit award made to that individual under the automatic grant program will immediately vest.

•

The shares of Common Stock at the time subject to each outstanding restricted stock unit award under the automatic grant program will immediately vest in the event of a change in control (as such term is defined above) of the Company.

•

The shares which vest under each restricted stock unit award will be issued at the time of vesting or as soon as administratively practicable thereafter, but in no event later than the later of the close of the calendar year in which the vesting date occurs or the fifteenth day of the third calendar month following such vesting date. However, one or more awards may be structured so that the issuance of the shares which vest under those awards will be deferred until the director ceases Board service or the occurrence of any earlier event such as a change in control or a designated date.

•

Should any dividend or other distribution payable other than in shares of Common Stock be declared and paid on the outstanding Common Stock while an initial or annual restricted stock unit award is outstanding under the automatic grant program, then a special book account shall be established for the non-employee director holding the award and credited with a dividend equivalent to the actual dividend or distribution which would have been paid on the shares subject to the restricted stock unit award had they been issued and outstanding and entitled to that dividend or distribution. The amount attributable to such dividend equivalents will be distributed to the non-employee director concurrently with the issuance of the vested shares to which those dividend equivalents relate.

General Plan Information

The plan administrator may provide one or more holders of non-statutory options or other stock-based awards with the right to have the Company withhold a portion of the shares of Common Stock otherwise issuable upon the exercise of those options or the issuance or vesting of those awards in order to satisfy the Federal, state and local income and employment withholding taxes to which such individuals may become subject in connection with the option exercise or the issuance or vesting of such awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

In the event any change is made to the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class effected without the Company’s receipt of consideration or should the value of the outstanding shares of Common Stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1993 Plan, (ii) the maximum number and/or class of shares for which any one participant may be granted stock options or other stock-based awards in any fiscal calendar year, (iii) the number and/or class of securities for which restricted stock unit awards will subsequently be made under the automatic grant program to each newly-elected or continuing non-employee Board member, (iv) the number and/or class of securities and price per share in effect under each outstanding option or stock appreciation right, (v) the number and/or class of shares subject to each outstanding restricted stock unit or other stock-based award and the cash consideration (if any) payable per share and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into the 1993 Plan from the Predecessor Plans.

Awards under the 1993 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

The Board may amend or modify the provisions of the 1993 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. Unless earlier terminated by the Board, the 1993 Plan is currently scheduled to terminate no later than February 28, 2011. The proposed amendments would extend the Company’s ability to grant new awards under the 1993 Plan until June 6, 2020.

Outstanding Grants and Issuances under Predecessor Plans

All option grants and direct share issuances that were outstanding under the Predecessor Plans on the September 29, 1993 effective date of the 1993 Plan have been transferred to the 1993 Plan. However, each option and direct share issuance so transferred continues to be governed solely by the terms of the documents evidencing that option or share issuance, and no provision of the 1993 Plan will affect or otherwise modify the rights or obligations of the holders of those transferred options or share issuances with respect to their acquisition of shares of Common Stock. However, the plan administrator will have complete discretion to extend the vesting acceleration provisions of the 1993 Plan applicable to a change in control event to one or more of the transferred options or unvested stock issuances under the Predecessor Plans which do not otherwise contain such acceleration provisions.

Federal Tax Consequences

Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions.

For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made more than two (2) years after the date the option for the shares involved in such sale or disposition was granted and more than one (1) year after the date the option was exercised for those shares. If the sale or disposition occurs before these two requirements are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be taxable as a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of Common Stock under a non-statutory option. These special provisions may be summarized as follows:

(a) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price paid per share upon the optionee’s termination of service prior to vesting in shares, then the optionee will not recognize any taxable income at time of exercise but will have to report as ordinary income, as the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company’s repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

(b) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company’s repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company’s repurchase right lapses.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

Direct Stock Issuance. The tax principles applicable to direct stock issuances under the 1993 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder and the Company will be required to satisfy certain tax withholding requirements applicable to such income.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.

Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices not less than the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, the Company expects that all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

Specific Benefits Under the 1993 Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendments. The Company is not currently considering any other specific award grants under the 1993 Plan except for grants to non-employee Board members pursuant to the automatic grant program described under the heading, “Automatic Grant Program” above. If the extended term of the 1993 Plan that will be in effect if stockholders approve the proposed amendments had been in effect in fiscal 2009, the Company expects that its award grants made in fiscal 2009 would not have been substantially different from those actually made in that year under the 1993 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2009, see the material under the heading “Executive Compensation and Related Information”.

Aggregate Past Grants Under the 1993 Plan

As of May 1, 2010, awards covering 15,322,593 shares of Common Stock had been granted under the 1993 Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 1993 Plan.) The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock units vesting prior to and option and unvested restricted stock unit holdings as of that date.

Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of May 1, 2010		Number of Shares Subject to Past Restricted Stock Unit Grants	Number of Shares Vested as of May 1, 2010	Number of Shares Outstanding and Unvested as of May 1, 2010
			Exercisable	Unexercisable
Executive Group:
Arthur W. Zafiropoulo	1,043,308	78,000	907,308	36,000	290,000	152,332	137,668
Chairman of the Board, President and Chief Executive Officer

Bruce R. Wright	749,500	144,000	489,900	59,600	77,500	26,165	51,335
Senior Vice President, Finance, Secretary and Chief Financial Officer

Scott Jeweler	75,000	9,014	—	—	22,000	3,333	—
Senior Vice President, Sales and Marketing

Total for Executive Group:	1,867,808	231,014	1,397,208	95,600	389,500	181,830	189,003

Non-Executive Director Group:
Henri Richard	20,000	—	20,000	—	15,000	10,000	5,000
Joel F. Gemunder	68,000	—	48,000	—	15,000	10,000	5,000
Nicholas Konidaris	56,000	—	56,000	—	15,000	10,000	5,000
Rick Timmins	56,000	—	56,000	—	15,000	10,000	5,000
Dennis Raney	36,000	—	36,000	—	15,000	10,000	5,000
Ben Tsai	—	—	—	—	7,500	—	7,500

Total for Non-Executive Director Group:	236,000	—	216,000	—	82,500	50,000	32,500

Each other person who has received 5% or more of the options, warrants or rights under the 1993 Plan	—	—	—	—	—	—	—

All employees, including all current officers who are not executive officers or directors, as a group	12,191,346	4,752,592	687,184	421,456	555,439	165,631	514,434

Total	14,295,154	4,983,606	2,300,392	517,056	1,027,439	397,461	735,937

Messrs. Zafiropoulo, Gemunder, Konidaris, Timmins and Tsai are each a nominee for re-election as a director at the Annual Meeting.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. There are no outstanding options assumed by the Company in connection with its acquisitions of other companies, and there are no assumed plans under which options can currently be granted.

Plan Category	A Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Other Rights (#) (3)	B Weighted Average Exercise Price of Outstanding Options (4)	C Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#) (5)
Equity Compensation Plans Approved by Stockholders (1)	3,107,626	$16.16	2,506,227
Equity Compensation Plans Not Approved by Stockholders (2)	833,380	$13.59	—

Total	3,941,006	$15.62	2,506,227

(1)	Consists solely of the 1993 Plan.
(2)	Consists solely of the Company’s 1998 Supplemental Stock Option/Stock Issuance Plan.
(3)	Includes 563,855 shares subject to RSUs that will entitle each holder to one share of common stock for each unit that vests over the holder’s period of continued service with the Company.
(4)	Calculated without taking into account the 563,855 shares of common stock subject to outstanding RSUs that will become issuable following the vesting of those units, without any cash consideration or other payment required for those shares.
(5)	As of December 31, 2009, 2,506,227 shares of common stock were available for issuance under the 1993 Plan. Such shares may be issued under the 1993 Plan upon the exercise of stock options or stock appreciation rights granted under such plan, or the shares may be issued under the stock issuance program in effect under such plan through direct stock bonuses or pursuant to restricted stock issuances or RSU awards which vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

The 1998 Supplemental Stock Option/Stock Issuance Plan

The 1998 Supplemental Stock Option/Stock Issuance Plan (the “Supplemental Plan”) was implemented by the Board of Directors in October 1998 as a non-stockholder approved plan under which option grants or direct stock issuances may be made to employees who at the time of the grant are neither executive officers nor Board members nor hold the title of Vice President or General Manager. The Supplemental Plan expired in October 2008. The Board of Directors authorized 1,950,000 shares of the Company’s common stock for issuance under the Supplemental Plan. All option grants must have an exercise price per share not less than the fair market value per share of the common stock on the grant date. Such options had a maximum term of ten years, subject to earlier termination within a specified period following the optionee’s cessation of service with the Company (or any parent or subsidiary Company). Each granted option will vest in one or more installments over the optionee’s period of service with the Company. However, all outstanding options under the Supplemental Plan will vest on an accelerated basis in the event the Company is acquired and those options are not assumed, replaced or otherwise continued in effect by the acquiring entity. Direct stock issuances would be made with similar vesting conditions. All options granted under the Supplemental Plan were non-statutory stock options under the Federal tax laws. As of December 31, 2009, options covering 833,380 shares of common stock were outstanding under the Supplemental Plan, no shares remained available for future option grants, and options covering 863,071 had been exercised. Share issuances under the 1993 Plan did not reduce or otherwise affect the number of shares of the Company’s common stock available for issuance under the Supplemental Plan, and share issuances under the Supplemental Plan did not reduce or otherwise affect the number of shares of the Company’s common stock available for issuance under the 1993 Plan.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the amendments to the 1993 Plan as described in this Proposal No. 3.

Recommendation of the Board of Directors

The Board recommends that the stockholders vote FOR the approval of the amendments to the 1993 Plan as described in this Proposal No. 3. All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 1993 Plan and thus may be deemed to have a personal interest in the approval of the 1993 Plan amendments.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board recommends. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of March 1, 2010 (unless otherwise stated in the footnotes) by (i) all persons known to the Company who are or who may be deemed beneficial owners of five percent (5%) or more of the Company’s Common Stock based solely on a review of Form 4, Schedule 13G and Schedule 13D filings with the Securities and Exchange Commission since January 1, 2009, (ii) each director of the Company, (iii) the named executive officers and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Ultratech, Inc., 3050 Zanker Road, San Jose, CA, 95134. Unless otherwise indicated, each of the security holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Except as otherwise indicated in the footnotes to the table or for shares of Common Stock held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as securities for any outstanding loan or indebtedness.

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Artisan Partners Limited Partnership (2)	2,844,700	11.9%
Artisan Partners Holdings LP
Artisan Investment Corporation
Artisan Investments GP LLC
ZFIC, Inc.
Andrew A. Ziegler
Carlene M. Ziegler
Artisan Funds, Inc.
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202

Tocqueville Asset Management, L.P. (3)	2,235,490	9.4%
40 West 57th Street, 19th Floor
New York, NY 10019

BlackRock,Inc. (4)	1,744,924	7.3%
40 East 52nd Street
New York, NY 10022
Barclays Global Investors, NA
Barclays Global Fund Advisors
Barclays Global Investors, Ltd
45 Fremont Street
San Francisco, CA 94105

FMR LLC (5)	1,386,141	5.8%
Edward C. Johnson 3d
82 Devonshire Street
Boston, MA 02109

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Arthur W. Zafiropoulo (6)	1,995,289	8.1%
Bruce R. Wright (7)	494,829	2.0%
Joel Gemunder (8)	59,000	*
Nicholas Konidaris (9)	66,000	*
Dennis Raney (10)	48,000	*
Henri Richard (11)	30,000	*
Rick Timmins (12)	78,500	*
Ben Tsai	0	—
All current directors and executive officers as a group (8 persons) (13)	2,771,618	10.9%

*	Less than one percent (1%) of the outstanding Common Stock.
(1)	Percentage of ownership is based on 23,849,349 shares of Common Stock issued and outstanding on March 1, 2010. This percentage also takes into account the Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 1, 2010, including, but not limited to, through the exercise of options or pursuant to outstanding RSUs; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended.
(2)	Information regarding Artisan Partners Limited Partnership, Artisan Investment Corporation, ZFIC, Inc., Andrew A. Ziegler, Carlene M. Ziegler and Artisan Funds, Inc. is based on their Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2010. According to the Schedule 13G/A, Artisan Funds, Inc. has beneficial ownership over 1,736,200 shares, and the remaining investors have beneficial ownership over 1,108,500 shares, including the shares held by Artisan Funds, Inc.
(3)	Tocqueville Asset Management, L.P. information is based on its Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010.
(4)	Information regarding BlackRock, Inc., Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Global Investors, Ltd is based on their Schedule 13G/A filed with the Securities and Exchange Commission on January 29, 2010. On December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors from Barclays Bank PLC and as a result, Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Global Investors, Ltd are now included as subsidiaries of BlackRock, Inc. for purposes of Schedule 13G filings.
(5)	Temujin Fund Management, LLC and Marco Battaglia information is based on their Schedule 13D/A filed with the Securities and Exchange Commission on March 18, 2009.
(6)	Includes 945,275 shares held in the name of Arthur W. Zafiropoulo, trustee of the Separate Property Trust, dated July 20, 1998, for the benefit of Arthur W. Zafiropoulo. Includes 907,308 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2010. Also includes 100,000 shares held in the name of the Zafiropoulo Family Foundation and 42,706 shares held in the name of Arthur W. Zafiropoulo for the benefit of Arthur W. Zafiropoulo and Lisa Zafiropoulo Joint Account.
(7)	Includes 489,900 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2010.
(8)	Includes 48,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2010.
(9)	Includes 56,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2010.
(10)	Includes 36,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2010.
(11)	Includes 20,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2010.
(12)	Consists of 56,000 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2010.
(13)	Includes 1,613,208 shares of the Company’s Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2010.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Introduction. It is the Company’s intent in this Compensation Discussion and Analysis to inform its stockholders of the policies and objectives underlying the compensation programs for its executive officers. Accordingly, the Company will address and analyze each element of the compensation provided to its executive officers for the 2009 fiscal year, including Scott Jewler, who was an executive officer for the portion of the 2009 fiscal year preceding his May 2009 resignation. The Company’s compensation programs and policies reflect the fact that the Company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through competitive compensation packages. The Compensation Committee of the Board (the “Compensation Committee”) administers the compensation programs for the Company’s executive officers with this competitive environment in mind. However, the Company believes that the compensation paid to its executive officers should also be substantially dependent on the Company’s financial performance and the value created for its stockholders. For this reason, the Compensation Committee also utilizes the Company’s compensation programs to provide meaningful incentives for the attainment of the Company’s short-term and long-term strategic objectives and thereby reward those executive officers who make a substantial contribution to the attainment of those objectives.

Compensation Policy for Executive Officers. The Company has designed the various elements comprising the compensation packages of the Company’s executive officers to achieve the following objectives:

•	attract, retain, motivate and engage executives with superior leadership and management capabilities,

•	provide an overall level of compensation to each executive officer which is externally competitive, internally equitable and performance-driven, and

•

ensure that total compensation levels are reflective of the Company’s financial performance and provide the executive officer with the opportunity to earn above-market total compensation for exceptional business performance.

Each executive officer’s compensation package typically consists of three elements: (i) a base salary, (ii) an annual cash bonus tied to the Company’s attainment of pre-established financial objectives, and (iii) long-term, stock-based incentive awards, typically in the form of stock option grants and restricted stock unit awards, designed to align and strengthen the mutuality of interests between the Company’s executive officers and its stockholders. In determining the appropriate level for each element of such compensation, the Compensation Committee has generally followed the practice of targeting the total direct compensation levels (salary, annual cash incentive bonus and long-term equity awards) for the Company’s executive officers, other than Mr. Zafiropoulo, at approximately the 50th percentile of the relevant market data, and for Mr. Zafiropoulo, at or above the 75th percentile of the relevant market data. The Compensation Committee also reviews the Company’s financial performance and subjectively evaluates each executive officer’s level of performance and his or her potential contribution to the Company’s future growth. Accordingly, an executive officer’s actual compensation may be higher or lower than the 50th percentile (or 75th percentile for Mr. Zafiropoulo) for his or her position depending on Company performance and operating results and his or her individual performance and potential. Consistent with the Company’s philosophy of emphasizing pay for performance, the cash compensation component, through its variable incentive bonus feature, is designed to pay above the target when the Company exceeds its goals and below the target when the Company does not.

Comparative Framework. For purposes of determining whether the various elements of the Company’s executive officer compensation package remain competitive at their targeted levels, the Compensation Committee historically has engaged Compensation Strategies, a compensation consulting firm, to provide competitive market data and advice from time to time on the Company’s compensation programs and policies for executive officers. The Compensation Committee uses such data to conduct periodic reviews of the compensation levels in effect for executive officer positions at a peer group of comparable companies in the high-tech and precision manufacturing industries. However, such periodic reviews do not occur on a regularly-scheduled basis, but only at such times as the Compensation Committee believes that economic circumstances warrant the process. The companies which have historically comprised the comparative peer group are as follows:

Advanced Energy Industries, Inc. Applied Materials, Inc. ATMI, Inc. Axcelis Technologies, Inc. Brooks Automation, Inc. Coherent, Inc. Cymer, Inc. Gerber Scientific, Inc. GSI Group Inc.

KLA-Tencor Corporation

Kulicke & Soffa Industries, Inc.

Lam Research Corp.

Mattson Technology, Inc.

MKS Instruments, Inc.

Novellus Systems, Inc.

Roper Industries, Inc.

Varian Semiconductor Equipment Associates, Inc.

Veeco Instruments Inc.

The most recent comparative review of peer group compensation covering all of the Company’s executive officers was undertaken in December 2008. As part of that process, the Compensation Committee believed it was appropriate to restore Lam Research Corp. and Coherent, Inc, which had both been removed from the peer group in 2007 because they had been delisted or received a delisting notice from NASDAQ, to the peer group for 2009 comparative compensation purposes since they were once again in good standing with NASDAQ. The Compensation Committee has not done a subsequent review of the peer group since the December 2008 periodic review, and the Compensation Committee did not engage in a benchmarking process for executive officer compensation for the 2009 fiscal year.

Elements of Compensation. Each of the three major elements comprising the compensation package for executive officers (salary, annual bonus and long-term equity awards) for the 2009 fiscal year was designed to achieve one or more of the Company’s overall objectives of setting a competitive level of compensation, tying compensation to the attainment of one or more of the Company’s strategic business objectives and subjecting a substantial portion of the executive officer’s compensation to the Company’s financial success as measured in terms of the Company’s stock price performance. The manner in which the Compensation Committee structured each element of compensation may be explained as follows.

Salary. The Compensation Committee reviews the base salary level of each executive officer in January each year, with any salary adjustments for the year effective on January 1 of that year. The base salary for each executive officer named in the Summary Compensation Table is determined on the basis of his level of responsibility and experience. The Compensation Committee believes that this component of compensation should provide a level of security and stability from year to year and not be dependent to any material extent on the Company’s financial performance. In addition, both Mr. Zafiropoulo and Mr. Wright have existing employment agreements with the Company which set a minimum annual salary, subject to periodic upward adjustment at the discretion of the Compensation Committee.

However, in order to conserve the Company’s cash resources in light of the ongoing financial crisis and the weakening global economy, the Compensation Committee decided in December 2008 to reduce temporarily the base salary levels for the 2009 fiscal year for executive officers and other employees from the levels that were in effect for those individuals for the 2008 fiscal year. As a result, Mr. Zafiropoulo’s base salary was temporarily reduced by 20% from $555,000 to $444,000; Mr. Wright’s base salary was temporarily reduced by 15% from

$325,000 to $276,250; and Mr. Jewler’s base salary was temporarily reduced by 15% from $250,000 to $212,500. Midway through the 2009 fiscal year, the Compensation Committee determined that the temporary reductions in the base salary levels for the executive officer and other employees should continue for the remainder of the year. As noted above, Mr. Jewler left the Company in May 2009.

The Compensation Committee decided to restore 50% of the reduction to base salary that was in effect for all affected employees for the 2009 fiscal year, including Mr. Zafiropoulo and Mr. Wright, as of the start of the 2010 fiscal year. Accordingly, effective January 1, 2010, Mr. Zafiropoulo’s base salary was restored to $499,500, and Mr. Wright’s base salary was restored to $300,625. The remaining 50% will be restored effective July 1, 2010. Accordingly, for the second half of the 2010 fiscal year, the annual base salary for Messrs. Zafiropoulo and Wright will be the same level in effect for each of them prior to the 2009 fiscal year reductions.

Annual Incentive Cash Compensation. In January 2009, the Compensation Committee established the Management Incentive Program (the “MIP”) for the 2009 fiscal year for the executive officers. As was the case for the 2008 MIP, the cash bonus opportunity under the 2009 MIP was provided under the Company’s Long-Term Incentive Compensation Plan and was based on the Company’s operating income and revenue levels for the 2009 fiscal year. The target bonuses set under the 2009 MIP for the Company’s executive officers were as follows: $500,000 for Mr. Zafiropoulo, $275,000 for Mr. Wright and $200,000 for Mr. Jewler. Half of the potential bonus opportunity for each executive officer was tied to the operating income target, and the other half tied to the revenue target. Four performance levels were established for each goal, and the actual level at which each goal was attained determined the bonus amount payable to the executive officer with respect to that goal. The potential bonus with respect to each goal, as a multiple or fraction of the fifty percent (50%) component of the target bonus allocated to that goal, is set forth below for each specified level of goal attainment.

If both performance goals were attained at the Tier III or target level, then each executive officer would have been awarded his target bonus under the MIP. If the actual level of attainment for either goal had been between any two designated levels up to target level, then the bonus potential for that goal would be in a dollar amount interpolated on a straight line basis between those two levels. If the Company’s operating income or revenue goal for the 2009 fiscal year exceeded the target Tier III level, then the bonus potential for that goal would increase in accordance with the same slope that existed between the Tier II and Tier III levels.

OPERATING INCOME GOAL

Level of Attainment	Net Operating Income Level (Millions)	Multiple of 50% Component of the Target Bonus
Minimum	$5.19	0.25x
Tier I	$7.42	0.50x
Tier II	$8.71	0.75x
Tier III	$10.45	1.0x

REVENUE GOAL

Level of Attainment	Revenue Level (Millions)	Multiple of 50% Component of the Target Bonus
Minimum	$80	0.25x
Tier I	$115	0.50x
Tier II	$132	0.75x
Tier III	$150	1.0x

For purposes of determining whether the net operating income and revenue objectives were met for the 2009 fiscal year, the Compensation Committee used the numbers the Company reported for financial statement purposes in accordance with accounting principles generally accepted in the United States. Based on those reported financial results, the Compensation Committee determined in January 2010 that the Company’s operating income for the 2009 fiscal year was below the minimum level established for that performance metric and that the Company’s revenue for such fiscal year was approximately $95.8 million, thereby falling between the minimum and Tier I levels established for that particular goal. As a result, neither Mr. Zafiropoulo nor Mr. Wright earned any portion of their target bonus allocated to the operating income objective, and the actual bonuses that Messrs. Zafiropoulo and Wright did earn for the 2009 fiscal year, based on the level of revenue attained for that year, represented for each of them approximately 18% of their respective total target bonus amount for that year. Mr. Jewler did not earn any bonus under the MIP for the 2009 fiscal year, because he resigned from the Company prior to the completion of the 2009 fiscal-year performance period. The actual bonus amounts for Messrs. Zafiropoulo and Wright were as follows:

Name	Bonus Tied to Operating Income Goal ($)	Bonus Tied to Revenue Goal ($)	Total Bonus Amount ($)
A. Zafiropoulo	—	88,708	88,708
B. Wright	—	49,039	49,039

One third of the bonus amount was paid following the close of the 2009 fiscal year, and the remainder has been deferred and subject to an annual installment vesting schedule tied to the executive officer’s continued service with the Company over an additional two-year period. The deferred portion will be paid as it vests and will earn interest at a designated rate until paid. The deferred portions will immediately vest and become payable in the event the executive officer’s employment terminates under certain defined circumstances during the deferral period. Accelerated payouts will also occur in the event of certain changes in control or ownership of the Company. The 2009 MIP also provided for pro-ration of the non-deferred portion of the bonus in the event the executive officer terminated employment under certain defined circumstances during the 2009 fiscal year performance period.

In February 2010, the Compensation Committee established the MIP for the 2010 fiscal year for the executive officers. As was the case for the past two fiscal years, the cash bonus opportunity for the 2010 fiscal year will be based on the Company’s attainment of operating income and revenue targets for that year. Half of the bonus opportunity for each executive officer will be tied to the operating income target, and the other half will be tied to the revenue target. The Compensation Committee has established four performance levels for each goal, and the actual level at which each goal is attained will determine the bonus amount payable to the executive officer with respect to that goal. The target bonus amounts set for the executive officers are as follows: for Mr. Zafiropoulo, the target bonus is $555,000, and for Mr. Wright, the target bonus is $275,000.

The potential bonus with respect to each goal, as a multiple or fraction of the fifty percent (50%) component of the target bonus allocated to that goal, is set forth below for each potential level of goal attainment. Following the close of the 2010 fiscal year, the Compensation Committee will determine the actual bonus amount for each participant. If both performance goals are attained at the Tier III level, then each executive officer will be awarded his full target bonus for the 2010 fiscal year. If the actual level of attainment for either goal is between any two designated levels up to the Tier III level, the bonus potential for that goal will be in a dollar amount interpolated on a straight line basis between those two levels. Appropriate interpolation will also apply if any performance goal is attained at a level higher than the Tier III level.

REVENUE GOAL

LEVEL OF ATTAINMENT ($)	MULTIPLE/FRACTION OF 50% COMPONENT OF TARGET BONUS
MINIMUM: $82,000,000	.25x
TIER I: $117,000,000	.50x
TIER II: $134,000,000	.75x
TIER III: $153,000,000	1.0x

OPERATING INCOME GOAL

LEVEL OF ATTAINMENT ($)	MULTIPLE/FRACTION OF 50% COMPONENT OF TARGET BONUS
MINIMUM: $3,810,000	.25x
TIER I: $5,430,000	.50x
TIER II: $6,220,000	.75x
TIER III: $7,100,000	1.0x

One third of the actual bonus award will be paid to the participant following the close of the 2010 fiscal year, provided the participant continues in the Company’s employ through such date or is otherwise eligible for all or a portion of that increment by reason of his or her termination of employment under certain defined circumstances. The remainder of the bonus award will be deferred and subject to an annual installment vesting schedule tied to the participant’s continued service with the Company over an additional two-year period. However, the deferred portion will immediately vest in the event the participant’s employment terminates under certain defined circumstances. The deferred portion will be paid as it vests and will earn interest at the prime rate until paid. Accelerated payouts may also occur in the event of certain changes in control or ownership of the Company.

Long-Term Equity Incentives. The Company has structured its long-term incentive program for executive officers in the form of equity awards under its 1993 Stock Option/Stock Issuance Plan (the “1993 Plan”). For many years stock option grants were the Company’s sole form of equity award. However, in January 2006, the Compensation Committee began to award restricted stock units (“RSUs”) as part of the Company’s long-term incentive program. The Company believes that RSUs are a valuable addition to its long-term incentive program for several reasons, including ongoing concerns over the dilutive effect of option grants on the Company’s outstanding shares, the Company’s desire to have a more direct correlation between the compensation expense it must take for financial accounting purposes in accordance with Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation (“ASC Topic 718”), and the actual value delivered to executive officers and other employees, and the fact that the incentive effects of RSUs are less subject to market volatility than stock options. As a result, the Company has used a combination of stock option grants and RSUs under the 1993 Plan to provide long-term incentives to its executive officers.

Each equity award is designed to align the interests of the executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the closing selling price on the grant date) over a specified period, usually ten years. Options granted in past years generally vest and become exercisable in a series of installments over a fifty-month service period, contingent upon the officer’s continued employment with the Company. Accordingly, each option will provide a return to the executive officer only to the extent he remains employed with the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the period between grant and exercise of the option.

Each awarded RSU will entitle the recipient to one share of the Company’s common stock at a designated issuance date following the vesting of that unit, without the payment of an exercise price or other cash consideration for the issued share. The units are typically structured to vest in a series of installments over the executive officer’s period of continued employment with the Company, subject to accelerated vesting in the event the officer’s employment terminates under certain circumstances or should certain changes in control or ownership of the Company occur. The shares underlying the units that so vest will be issued either following the completion of the applicable vesting period or at designated dates within that vesting period, subject in each instance to earlier issuance upon the occurrence of any of the vesting acceleration events.

As part of the 2009 MIP, the Compensation Committee authorized RSU awards for Messrs. Zafiropoulo, Wright and Jewler covering the number of shares of the Company’s common stock indicated below. Each RSU award will vest in a series of three successive equal annual installments over the executive officer’s period of continued employment with the Company, subject to accelerated vesting in the event the officer’s employment terminates under certain circumstances or upon certain changes in control or ownership of the Company. The shares underlying the vested units will be issued following the completion of that three-year vesting period or (if earlier) upon the occurrence of any of the accelerated vesting events. However, unlike prior year RSU awards, the 2009 fiscal year RSUs were awarded in four equal quarterly installments during the year on designated dates pre-established by the Compensation Committee. Accordingly, one-fourth of the total RSU award indicated below for each executive officer was made on February 2, 2009, April 20, 2009, July 27, 2009 and October 19, 2009.

2009 FISCAL YEAR AWARDS

Name	Number of Option Shares (#)	Total Number of Shares Subject to Restricted Stock Units (#)
A. Zafiropoulo	—	100,000
B. Wright	—	40,000
S. Jewler	—	24,000

Mr. Jewler forfeited his RSU award upon his voluntary resignation from the Company in May 2010.

For the 2009 MIP, the Compensation Committee diverged from its traditional practice of granting a combination of stock option and RSU awards, and granted only RSU awards. The decision reflected the significant volatility of the stock market at that time. In light of that volatility, the Compensation Committee believed that RSU awards would provide a more meaningful incentive for the 2009 year than stock options in that the RSU award would continue to have value and serve as an important retention vehicle even during a period of declining stock prices.

The Compensation Committee believes that the equity awards granted in the 2009 year and in prior years under its long-term incentive program will provide the Company’s executive officers and other employees with a competitive equity compensation package. This is particularly important for the Company, since the total direct compensation of its executive officers is weighted to the equity award component.

In light of the improving economy, the Compensation Committee decided to re-structure the equity component of the 2010 MIP so that for some participants the award would be solely in the form of stock options or restricted stock units and for other participants the award would be the form of both stock options and restricted stock units. The awards authorized for Messrs. Zafiropoulo and Wright under the 2010 MIP will cover in the aggregate the number of shares of the Company’s common stock indicated below for each of them and will be made in a series of four successive equal quarterly grants. Accordingly, grants of option and restricted stock unit awards with respect to one-fourth of the total number of shares of the Company’s common stock indicated in the table below for each executive officer were made on February 8, 2010. The three remaining installments will be made on the following dates: April 26, 2010, July 26, 2010 and October 25, 2010.

2010 FISCAL YEAR AWARDS

Name	Total Number of Option Shares (#)	Total Number of Shares Subject to Restricted Stock Units (#)
A. Zafiropoulo	—	100,000
B. Wright	100,000	50,000

Each restricted stock unit will represent the right to receive one share of the Company’s common stock on the designated issuance date following the vesting of that unit. Each quarterly unit award will vest incrementally over a fifty (50)-month period of service with the Company measured from January 1, 2010, and the shares of the Company’s common stock underlying the units that so vest will be issued on a periodic basis over the vesting schedule. Accelerated vesting of all the units will occur upon a change in control of the Company, and full or partial accelerated vesting may also occur upon the individual’s cessation of employment under certain defined circumstances. The shares underlying any units that vest on such an accelerated basis will be issued concurrently with the vesting acceleration event, subject to any applicable holdback requirements under Section 409A of the Internal Revenue Code.

Each option grant made to Mr. Wright pursuant to the 2010 MIP will have an exercise price equal to the closing price per share of the Company’s Common Stock on the applicable grant date and will have a maximum term of ten years measured from that grant date, subject to earlier termination upon Mr. Wright’s cessation of employment with the Company. Each option will cover 25,000 shares of the Company’s common stock and will vest and become exercisable for the option shares incrementally over a fifty (50)-month period of service with the Company measured from January 1, 2010. However, each option will vest in full and become exercisable for all the option shares, on an accelerated basis, upon a change in control of the Company or Mr. Wright’s cessation of employment under certain defined circumstances, Mr. Wright is the only named executive officer who will receive option grants under the 2010 fiscal year program. The grants are in recognition of the increased duties and responsibilities Mr. Wright has undertaken over the last several years as a result of the elimination of certain management level positions as part of the Company’s continued cost-cutting measures.

Risk Assessment of Executive Officer Compensation

The Company believes the various components of the total compensation package of the executive officers, as discussed above, are appropriately balanced so as to avoid any excessive risk taking by such individuals. Long-term equity incentives represent the predominant component and promote a commonality of interest between the executive officers and the Company’s stockholders in sustaining and increasing stockholder value. The value of the equity component is tied directly to the market price of the Company’s common stock, and that value, accordingly, increases as the price of the common stock appreciates and stockholder value is created. In addition, a substantial portion of the equity component is in the form of restricted stock units. The use of such restricted stock units mitigates the potential risk that stock options pose in encouraging risk taking in the short term due to the fact that the grants will only have value if the price of the underlying shares increases and are not limited as to the amount that can be realized from such potential appreciation. Restricted stock units, on the other hand, provide varying levels of compensation as the market price of the Company’s common stock fluctuates over time and are less likely to contribute to excessive risk taking. The restricted stock unit awards will also vest over a period of years, and that vesting element encourages the award recipients to focus on sustaining the Company’s long-term performance. Because such awards are typically made on an annual basis, the executive officers always have unvested awards outstanding that could decrease significantly in value if the Company’s business is not managed to achieve its long term goals.

The Company also believes that the performance-based nature of the annual incentive cash compensation program does not encourage excessive risk-taking by the executive officers. The annual bonus amounts are tied to an individual target bonus established for each executive officer, and the performance measures upon which the actual bonus amounts are determined are subject to internal controls. For goal attainment at the Tier III level or below, the bonus payable to an executive officer will not exceed his target bonus. For goal attainment above the Tier III level, the actual bonus will continue to be tied to the target bonus amount but will be increased to reflect the higher level of attainment on the same straight-line interpolated basis that applies to the span between Tier II and Tier III levels. For the last three fiscal years, the bonuses earned by Messrs. Zafiropoulo and Wright as a percentage of their target bonus have been as follows: for the 2007 fiscal year, neither of them earned any bonus; for the 2008 fiscal year, the actual bonus for each of them was 72% of target bonus; and for the 2009 fiscal year, the actual bonus for each of them was 18% of target bonus.

Accordingly, the overall compensation structure is not overly-weighted toward short-term incentives, and the Company has taken what it believes are reasonable steps to protect against the potential of disproportionately large short-term incentives that might encourage excessive risk taking.

Market Timing of Equity Awards. The Compensation Committee does not engage in any market timing of the equity awards made to the executive officers or other award recipients. Historically, the awards for existing executive officers and employees were generally made in connection with the annual performance review process which generally occurs in the first quarter of the succeeding fiscal year. In addition, in January 2007, the Compensation Committee approved a general policy to authorize equity awards only at regularly scheduled quarterly meetings of the Compensation Committee, with such awards to be effective at the close of the second full trading day following the release of the Company’s earnings for the previous quarter and with an exercise price per share equal to the closing price per share on the effective date of the grant. Equity awards for new hires are typically made at the next scheduled Compensation Committee meeting following the employee’s hire date. It is the Company’s intent that all stock option grants have an exercise price per share equal to the fair market value per share on the effective date of the grant.

As indicated above, the RSU awards authorized under the 2009 MIP, and the RSU and stock option awards authorized under the 2010 MIP for the executive officers and other program participants will be made in four equal quarterly installments on the designated dates established for those awards in accordance with the January 2007 policy of tying the award dates to the second full trading date following the earnings release for the prior quarter.

Officer Employment Agreements. The Company has entered into employment agreements with Mr. Zafiropoulo and Mr. Wright. A summary of the material terms of those employment agreements, together with a quantification of the severance benefits available under those agreements, may be found in the section of this proxy statement entitled “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

The severance benefits payable under each employment agreement are primarily in the form of salary continuation payments, the accelerated vesting and payment of the deferred portion of any outstanding cash bonus awards, any pro-rata bonus to which such individual may become entitled under the Management Incentive Plan in effect for the year of termination, the vesting of certain outstanding equity awards, the reimbursement of post-employment health care coverage costs and (for Mr. Zafiropoulo) the continued use of a Company-provided automobile. The severance benefits will be provided under two basic scenarios: (i) an involuntary termination or resignation for good reason in the absence of a change in control and (ii) a termination for any reason following a change in control of the Company. In the change in control scenario, the level of severance benefits is higher in that:

(a)	Both Mr. Zafiropoulo and Mr. Wright will be entitled to reimbursement of the costs they incur to obtain lifetime retiree health care coverage for themselves and their spouses, whereas in a non-change-in-control termination, until Mr. Wright attains age 62 and has completed 10 years of service to the Company, only Mr. Zafiropoulo will be entitled to such reimbursement. Mr. Zafiropoulo will also be entitled to reimbursement of such lifetime retiree health coverage upon the termination of his employment with the Company for any reason.

(b)	All outstanding equity awards made to Mr. Zafiropoulo and Mr. Wright after July 20, 2003 will immediately vest upon a change in control (whether or not their employment terminates), whereas in a non-change-in-control termination, only a portion of each such award would vest on an accelerated basis.

(c)	The salary continuation period would be twice as long in a change in control termination.

(d)	Mr. Zafiropoulo will be entitled to a full tax gross-up with respect to any excise tax he may incur under Section 4999 of the Internal Revenue Code should any of the severance benefits he receives in a change in control situation be deemed to be a parachute payment under Section 280G of the Internal Revenue Code.

The Company believes the severance benefits payable under the employment agreement are fair and reasonable in light of the years of service Mr. Zafiropoulo and Mr. Wright have rendered the Company and the level of dedication and commitment they have shown over those years. The Company also believes that the higher level of severance benefits payable in a change in control situation is warranted. The severance benefits payable in connection with a change in control provide financial protection against any potential loss of employment that might otherwise occur as a result of an acquisition of the Company and will allow Mr. Zafiropoulo and Mr. Wright to focus their attention on acquisition proposals that are in the best interests of the stockholders, without undue concern as to their own financial situation. The Company also believes the single trigger vesting acceleration of their equity awards upon a change in control is justified because those awards are designed to serve as the primary vehicle for the executive officers to accumulate financial resources for retirement, and a change in control event is an appropriate liquidation point for awards intended for such purpose. The Company does not provide the executive officers with any defined benefit pension plan or supplemental executive retirement plan, and the only other opportunities for the accumulation of retirement funds is through the limited deferral opportunities provided under the Company’s 401(k) savings plan and the non-qualified deferred compensation plan. Mr. Zafiropoulo has not to date participated in the non-qualified deferred compensation plan, and Mr. Wright has participated only to a modest extent.

In connection with his resignation, effective May 14, 2009, Mr. Jewler entered into a resignation letter agreement with the Company. Pursuant to the terms of such agreement, the Company agreed to cancel his obligation to repay the Company $416,625, the aggregate unvested amount of a sign-on bonus previously paid to Mr. Jewler, subject to his agreement to render, without additional compensation, up to 10 hours of consulting services to the Company for each month during the one-year period measured from his resignation date. In connection with his resignation, Mr. Jewler forfeited unvested stock options covering 52,500 shares of the Company’s common stock, unvested restricted stock units covering an additional 18,1667 shares of the Company’s common stock and an unvested deferred compensation account balance in the amount of $68,000. The Company believed that such arrangement was fair and reasonable in the light of the forfeiture of unvested amounts incurred by Mr. Jewler and his commitment to continue to render important services as an unpaid consultant over the one-year period following his termination date.

Executive Officer Perquisites. It is not the Company’s practice to provide its executive officers with any significant perquisites. The Company does, however, provide Mr. Zafiropoulo with a company automobile for which the Company pays all expenses (including, without limitation, all lease payments or the full purchase price of the vehicle) and which he uses from time to time for personal matters. The dollar value of the perquisite attributable to such personal use for the 2009 fiscal year was determined by a straight pro-ration of total Company costs between business miles and personal miles. The Company believes that the provision of a company automobile is a common perquisite for executive officers at Mr. Zafiropoulo’s level and is appropriate in light of his long years of tenure with the Company.

Other Programs. The Company’s executive officers are eligible to participate in the Company’s 401(k) plan on the same basis as all other regular U.S. employees.

Deferred Compensation Programs. In addition to the bonus component subject to mandatory deferral under the Company’s Long-Term Incentive Compensation Plan described under “Incentive Compensation” above, the Company maintains a non-qualified deferred compensation program for its executive officers. Such program is described under the heading “Nonqualified Deferred Compensation.” However, as indicated above, the Company believes that the equity award component of each executive officer’s total direct compensation package should serve as his major source of wealth creation, including the accumulation of substantial resources to fund the executive officer’s retirement years.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based under the terms of Section 162(m). The stock options granted to the Company’s executives have been structured with the objective of qualifying those awards as performance-based compensation. Non-performance-based compensation paid to Mr. Wright for the 2009 fiscal year, including cash bonuses, did not exceed the $1.0 million limit per officer. However, because the Company has begun to include service-vesting RSUs as a component of equity compensation, the non-performance-based compensation payable to Mr. Zafiropoulo exceeded the $1.0 million limit for the 2009 fiscal year by the amount of $409,910. The Company believes that in establishing the cash and equity incentive compensation programs for its executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, the Company may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to its financial performance or through RSUs tied to the executive officer’s continued service, which may, together with base salary, exceed in the aggregate the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Company believes it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the executive officers essential to its success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Summary Compensation Information

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2009, 2008 and 2007, respectively, by the Company’s Chief Executive Officer, Chief Financial Officer and former Senior Vice President, Sales and Marketing. Each of the listed individuals shall be hereinafter referred to as a “named executive officer.” There were no other executive officers of the Company during the 2009 fiscal year.

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (d)		Stock Awards ($) (4) (e)	Option Awards ($) (5) (f)	Non-Equity Incentive Plan Compensation ($) (6) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Arthur W. Zafiropoulo,	2009	444,000	1,173	(2)	1,296,500	—	88,708	—		69,006	(7)	1,899,387
Chairman of the Board, Chief Executive Officer and President	2008	555,000	—		724,500	361,350	358,000	—		35,268	(8)	2,034,118
	2007	555,000	—		—	—	—	—		12,732	(9)	567,732

Bruce R. Wright,	2009	276,250	—		518,600	—	49,039	1,902	(10)	94,772	(11)	940,563
Senior Vice President, Finance, Chief Financial Officer and Secretary	2008	320,385	—		48,300	193,200	198,000	—	(12)	56,257	(13)	816,142
	2007	294,617	—		—	—	—	8		55,310	(14)	349,935

Scott Jewler,	2009	89,903	68,141		147,240	—	—	—		416,625	(16)	721,909
Former Senior Vice President, Sales and Marketing (15)	2008	250,000	555,500	(3)	—	—	136,000	—		2,000	(17)	943,500

(1)	Includes amounts deferred under the Company’s 401(k) Plan, a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code.
(2)	Represents a discretionary cash bonus awarded to the named executive officer.
(3)	Represents a sign-on relocation bonus in the amount of $450,000 and a subsequent bonus in the amount of $105,500 in connection with increased marketing responsibilities Mr. Jewler assumed at the Company. Both bonuses were to have vested in equal installments over a four year period measured from the date the bonus was awarded. However, Mr. Jewler’s obligation to repay a portion of those bonuses was forgiven in connection with his resignation in May 2009, as described in footnote (16).
(4)	The amount indicated in column (e) for each fiscal year represents the aggregate grant date fair value of the restricted stock unit awards made in that year. The grant-date fair value is in each instance calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) on the basis of the closing price of the Company’s Common Stock on the award date and does not take into account any estimated forfeitures related to service-vesting conditions. For further information concerning such grant-date fair value, please see footnote 5 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010. In connection with his resignation from the Company on May 14, 2009, Mr. Jewler forfeited restricted stock unit awards covering an aggregate of 18,667 shares of the Company’s Common Stock, with an aggregate grant date fair value of $225,844. No other named executive officer forfeited any stock awards in the 2009 fiscal year.
(5)	The amount indicated in column (f) for each fiscal year represents the grant-date fair value of the stock option grants for each indicated year, as calculated in accordance with ASC Topic 718, and does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in the calculation of such grant-date fair value are set forth in footnote 5 to the Company’s audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010. In connection with the termination of his employment on May 14, 2009, Mr. Jewler forfeited stock options covering an aggregate of 52,500 shares of the Company’s Common Stock, with an aggregate grant date fair value of $271,950. No other named executive officer forfeited any stock options during the 2009 fiscal year.
(6)	The amounts shown reflect the actual bonuses earned under (i) the 2008 Management Incentive Plan (“2008 MIP”) and (ii) the 2009 Management Incentive Plan (“2009 MIP”). One-half of the reported bonus amount for the 2008 MIP was paid to the named executive officer following the close of the 2008 fiscal year. The other half has been deferred and is subject to an annual installment vesting schedule tied to the named executive officer’s continued service with the Company over an additional three-year period. One-third of the reported bonus amount for the 2009 MIP was paid to the named executive officer following the close of the 2009 fiscal year. The remaining portion has been deferred and is subject to an annual installment vesting schedule tied to the named executive officer’s continued service with the Company over an additional two-year period. The deferred portion of each will be paid as it vests and will earn interest at a designated rate until paid. The deferred portions of both the 2008 and 2009 MIP bonus awards will immediately vest and become payable in the event the named executive officer’s employment terminates under certain defined circumstances during the deferral period. Accelerated payouts will also occur in the event of certain changes in control or ownership of the Company.
(7)	Represents (i) $46,824 attributable to the non-business use of a Company car provided to Mr. Zafiropoulo and (ii) $22,182 attributable to the amount accrued by the Company for the 2009 fiscal year with respect to the lifetime retiree health care coverage to which Mr. Zafiropoulo is entitled following his termination of employment. For further information regarding such benefit, please see the section entitled “Employment Contracts, Termination of Employment Agreements and Change in Control” below.

(8)	Represents (i) a matching contribution made by the Company to the named executive officer’s account under the 401(k) Plan in the amount of $2,000, (ii) $5,163 attributable to the non-business use of a Company car provided to Mr. Zafiropoulo and (iii) $28,105 attributable to the amount accrued by the Company for the 2008 fiscal year with respect to the lifetime retiree health care coverage to which Mr. Zafiropoulo is entitled following his termination of employment.
(9)	Represents (i) a matching contribution made by the Company to the named executive officer’s account under the 401(k) Plan in the amount of $2,000 and (ii) $10,732 attributable to the non-business use of a Company car provided to Mr. Zafiropoulo.
(10)	Represents a notional gain in the amount of $1,902 with respect to the compensation deferred by the named executive officer under the Executive Deferred Compensation Plan. For further information regarding the Executive Deferred Compensation Plan and Mr. Wright’s contributions, please see the section entitled “Nonqualified Deferred Compensation” below.
(11)	Represents $94,722 attributable to the amount accrued by the Company for the 2009 fiscal year with respect to the lifetime retiree health care coverage to which Mr. Wright may become entitled following his termination of employment. For further information regarding such benefit, please see the section entitled “Employment Contracts, Termination of Employment Agreements and Change in Control” below.
(12)	Mr. Wright incurred a notional investment loss of $1,763 for the 2008 fiscal year with respect to the compensation he deferred under the Executive Deferred Compensation Plan. For further information regarding the Executive Deferred Compensation Plan and Mr. Wright’s contributions, please see the section entitled “Nonqualified Deferred Compensation” below.
(13)	Represents (i) a matching contribution made by the Company to the named executive officer’s account under the 401(k) Plan in the amount of $2,000 and (ii) $54,257 attributable to the amount accrued by the Company for the 2008 fiscal year with respect to the lifetime retiree health care coverage to which Mr. Wright may become entitled following his termination of employment.
(14)	Represents (i) a matching contribution made by the Company to the named executive officer’s account under the 401(k) Plan in the amount of $2,000 and (ii) $53,310 attributable to the amount accrued by the Company for the 2007 fiscal year with respect to the lifetime retiree health care coverage approved for Mr. Wright in such year.
(15)	Mr. Jewler resigned his position as Senior Vice President, Sales and Marketing effective May 14, 2009.
(16)	Represents the cancellation of Mr. Jewler’s obligation to repay the unvested portion of both the $450,000 sign-on bonus and $105,500 special bonus paid to him during the 2008 fiscal year and reported in column (d) above for the 2008 fiscal year. For further information regarding the cancellation of Mr. Jewler’s repayment obligation and the consulting services he is to render the Company as part of such arrangement, please see the section of the Compensation Discussion and Analysis entitled “Officer Employment Agreements.”
(17)	Represents a matching contribution made by the Company to the named executive officer’s account under the 401(k) Plan in the amount of $2,000.

Grants of Plan-Based Awards

The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2009 fiscal year under a compensation plan.

Name (a)	Grant Date (b)	Potential Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2) (f)		All Other Option Awards: Number of Securities Underlying Options (#) (g)	Exercise or Base Price of Option Awards ($/Share) (h)	Grant Date Fair Value of Equity Awards (4) ($) (i)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Arthur W. Zafiropoulo	1/26/09	250,000	500,000	(1)
	2/2/09				25,000				282,250
	4/20/09				25,000				331,250
	7/27/09				25,000				312,500
	10/19/09				25,000				370,500

Bruce R. Wright	1/26/09	137,500	275,000	(1)
	2/2/09				10,000				112,900
	4/20/09				10,000				132,500
	7/27/09				10,000				125,000
	10/19/09				10,000				148,200

Scott Jewler	1/26/09	100,000	200,000	(1)
	2/2/09				6,000	(3)			67,740
	4/20/09				6,000	(3)			79,500

(1)

Reflects the potential amounts payable under the Company’s 2009 Management Incentive Plan based on the Company’s attainment of certain revenue and operating income goals set at various levels for that year, namely, Minimum (threshold), Tier I , Tier II and Tier III (target) levels. Fifty percent (50%) of the target bonus amount for each named executive officer was allocated to each of the two applicable performance goals, and the actual bonus payable with respect to each goal was accordingly tied to the level at which that goal was attained. For purposes of the table, the potential bonus indicated for each level assumes that both performance goals were attained at the same level. For further information concerning such potential bonus amounts, please see the description of the 2009 Management Incentive Plant that follows.

(2)	Reflects RSU awards. Each awarded RSU will entitle the named executive officer to one share of the Company’s common stock at a designated date following the vesting of that unit. The units will vest in a series of three successive equal annual installments over the named executive officer’s period of continued employment measured from January 1, 2009, subject to full or partial vesting acceleration in the event his employment terminates under certain circumstances or upon certain changes in control or ownership of the Company. The shares underlying the vested units will be issued following the completion of that three-year vesting period or (if earlier) upon the occurrence of any of the vesting acceleration events.
(3)	All of Mr. Jewler’s RSU awards terminated and ceased to be outstanding in connection with his resignation in May 2009.
(4)	Reflects the aggregate grant date fair value of the restricted stock unit awards, calculated in accordance with ASC Topic 718. Such grant date fair value is accordingly based on the closing price of the Company’s common stock on the award date and does not take into account any estimated forfeitures related to service-vesting conditions.

2009 Management Incentive Plan. The performance objectives established under the 2009 Management Incentive Plan for the 2009 fiscal year were tied to separate revenue and operating income goals set at four specified levels. Fifty percent (50%) of the target bonus for each named executive officer was allocated to each of the two performance goals, and the potential bonus payable with respect to each goal was to be determined on the basis of the designated dollar amount for each specified level of goal attainment. If the level of attainment for a particular performance goal were below the threshold level, then no bonus amount would have been payable with respect to that goal. If the actual level of goal attainment were between any two designated levels up to the target level, the potential bonus with respect to that goal would be interpolated on a straight line basis between those two levels. If the level of goal attainment were above the target level, then the bonus potential with respect to that goal would increase based on the same slope that existed between that level and the immediately preceding level. Following the close of the 2009 fiscal year, the Compensation Committee reviewed the Company’s financial results for such year and determined that the Company’s operating income for the 2009 fiscal year was below the minimum level established for that performance metric and that the Company’s revenue for such fiscal year was approximately $95.8 million, thereby falling between the minimum and Tier I levels established for that particular goal. As a result, neither Mr. Zafiropoulo nor Mr. Wright earned any portion of their target bonus allocated to the operating income objective, and the actual bonuses that Messrs. Zafiropoulo and Wright did earn for the 2009 fiscal year were based on the level of revenue attained for that year. One-third of that bonus amount was paid following the close of the 2009 fiscal year. The remaining portion has been deferred and is subject to an annual installment vesting schedule tied to the named executive officer’s continued service with the Company over an additional two-year period. The deferred portion will be paid as it vests and will earn interest at a designated rate until paid. The deferred portions will immediately vest and become payable in the event the named executive officer’s employment terminates under certain defined circumstances during the deferral period. Accelerated payouts will also occur in the event of certain changes in control or ownership of the Company. For more information regarding the 2009 Management Incentive Plan, please see the section entitled “Incentive Compensation” in the Company’s Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2009.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2) (g)
Arthur W. Zafiropoulo						25,000	(3)	371,000
						66,667	(4)	989,338
	33,000			9.66	2/03/2018
		42,000	(1)	9.66	2/03/2018
	65,000			16.16	12/16/2015
	80,000			14.12	1/22/2015
	80,000			16.01	10/19/2014
	200,000			21.83	7/20/2013
	125,000			11.36	1/27/2013
	100,000			13.67	7/15/2012
	80,000			13.96	1/29/2012
	100,000			23.82	7/24/2011
	38,308			27.82	4/17/2011
Bruce R. Wright						1,666	(3)	24,723
						26,667	(4)	395,738
	8,800			9.66	2/03/2018
		11,200	(1)	9.66	2/03/2018
	30,000			16.16	12/16/2015
	40,000			14.12	1/22/2015
	40,000			16.01	10/19/2014
	80,000			21.83	7/20/2013
	75,000			11.36	1/27/2013
	60,000			13.67	7/15/2012
	20,000			13.96	1/29/2012
	30,000			23.82	7/24/2011
	24,500			27.82	4/17/2011

(1)	Reflects the unvested portion of a stock option grant for 75,000 shares of the Company’s common stock made to Mr. Zafiropoulo on February 4, 2008 and the unvested portion of a stock option grant for 20,000 shares of the Company’s common stock made to Mr. Wright on the same date. Each option will vest and become exercisable for (i) twenty-four percent (24%) of the total number of option shares upon the named executive officer’s completion of one (1) year of service measured from the February 4, 2008 grant date and (ii) the balance of the option shares in successive equal monthly installments upon his completion of each of the next thirty-eight (38) months of service thereafter. However, each option will vest in full and become exercisable for all the option shares on an accelerated basis upon certain changes in control of the Company.
(2)	Based on the $14.84 closing price per share of the Company’s Common Stock on December 31, 2009.
(3)

Reflects the unvested portion of an RSU award covering 75,000 shares of the Company’s common stock made to Mr. Zafiropoulo on February 4, 2008 and the unvested portion of an RSU award covering 5,000 shares of the Company’s common stock made to Mr. Wright on the same date. Each RSU entitles the recipient to one share of the Company’s common stock at a designated date following the vesting of that unit. The total number of units subject to each RSU award will vest in a series of three successive equal annual installments over the named executive officer’s period of continued employment measured from

January 1, 2008, subject to accelerated vesting in the event his employment terminates under certain circumstances or upon certain changes in control or ownership of the Company. The shares of the Company’s Common Stock underlying the vested units will be issued following the completion of that three-year vesting period or (if earlier) upon the occurrence of any of the accelerated vesting events.

(4)	Reflects the unvested portion of RSU awards covering an aggregate of 100,000 shares of the Company’s Common Stock made to Mr. Zafiropoulo in four equal quarterly installments during the 2009 fiscal year and the unvested portion of RSU awards covering an aggregate of 40,000 shares of the Company’s common stock made to Mr. Wright on a similar quarterly basis during the 2009 fiscal year. The quarterly dates on which those RSU awards were made were as follows: February 2, 2009, April 20, 2009, July 27, 2009 and October 19, 2009. Each awarded RSU will entitle the named executive officer to one share of the Company’s common stock at a designated date following the vesting of that unit. The total number of units subject to each RSU award will vest in a series of three successive equal annual installments over the named executive officer’s period of continued employment measured from January 1, 2009, subject to full or partial vesting acceleration in the event his employment terminates under certain circumstances or upon certain changes in control or ownership of the Company. The shares underlying the vested units will be issued following the completion of that three-year vesting period or (if earlier) upon the occurrence of any of the accelerated vesting events.

Option Exercises and Stock Vested

The following table sets forth for each of the named executive officers, the number of shares of the Company’s common stock acquired and the value realized on each exercise of stock options during the year ended December 31, 2009, and the number and value of shares of the Company’s common stock subject to each restricted stock unit award that vested during the year ended December 31, 2009. No stock appreciation rights were exercised by the named executive officers during the 2009 fiscal year, and none of those officers held any stock appreciation rights as of December 31, 2009.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (2) (e)
Arthur W. Zafiropoulo			58,332	865,647
Bruce R. Wright	76,000	199,500	14,999	222,585
Scott Jewler	9,014	10,727	—	—

(1)	Value realized is determined by multiplying (i) the amount by which the market price of the common stock on the date of exercise exceeded the exercise price by (ii) the number of shares for which the options were exercised.
(2)	Value realized is determined by multiplying (i) the market price of the common stock on the applicable vesting date by (ii) the number of shares as to which each award vested on such date.

Nonqualified Deferred Compensation

Deferred Cash Compensation

The following table shows the deferred compensation activity for each named executive officer during the 2009 fiscal year. The column labeled “Executive Contributions in Last FY” indicates the amount of compensation voluntarily deferred by the named executive officer under the Company’s Executive Deferred Compensation Plan. The column entitled “Registrant Contributions in Last FY” reflects the portion of the bonus earned by each named executive officer under the 2009 MIP that was deferred pursuant to the terms of that plan.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (3) (f)
Arthur W. Zafiropoulo	—	59,139	5,850	(2)	—	244,989
Bruce R. Wright	3,500	32,693	3,216	(2)		144,194
			1,902	(3)(4)	—
Scott Jewler	—	—	—		—	68,000	(6)

(1)	Represents the deferred portion of the named executive officer’s bonus award under the 2009 Management Incentive Plan.
(2)	Represents the interest accrued for the 2009 fiscal year on the deferred portion of the named executive officer’s bonus award under the 2008 Management Incentive Plan
(3)	Represents a notional gain in the amount of $1,902 for the 2009 fiscal year with respect to the compensation deferred by the named executive officer under the Executive Deferred Compensation Plan. The amount represents a rate of return of approximately 26% for the 2009 fiscal year and corresponds to a composite of the actual market earnings or losses realized by a select group of investment funds utilized to track the notional investment return for the 2009 fiscal year on the account balance maintained on the named executive officer’s behalf under the Executive Deferred Compensation Plan. The investment funds so utilized for the 2009 fiscal year and the rate of return for each such fund for such year were as follows: Vanguard Var Ins Fund Total Stock Market (26%).
(4)	The reported amount is also included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table and is also included in column (f) of this table.
(5)	Includes the following amounts reported for the named executive officer in the Summary Compensation Tables for the 2009 fiscal year and the two prior fiscal years: for Mr. Zafiropoulo (i) $59,139 of the $88,708 Non-Equity Incentive Plan bonus amount reported for the 2009 fiscal year and (ii) $180,000 of the $358,000 Non-Equity Incentive Plan bonus amount reported for the 2008 fiscal year; and for Mr. Wright: (i) $32,693 of the $49,039 Non-Equity Incentive Plan bonus amount reported for the 2009 fiscal year, (ii) $3,500 of deferred salary for the 2009 fiscal year, (iii) $1,902 of notional earnings reported for the 2009 fiscal year with respect to deferred compensation under the Executive Deferred Compensation Plan, (iv) $3,181 of deferred salary for the 2008 fiscal year, (v) 98,965 of the $198,000 Non-Equity Incentive Plan bonus amount reported for the 2008 fiscal year and (vi) $2,492 of deferred salary and $8 of notional earnings under the Executive Deferred Compensation Plan that was reported for the 2007 fiscal year; and for Mr. Jewler, $68,000 of the $136,000 Non-Equity Incentive Plan bonus amount reported for the 2009 fiscal year.
(6)	In connection with his resignation in May 2009, Mr. Jeweler forfeited the entire deferred portion of his 2008 Management Incentive Plan bonus ($68,000) plus the accrued interest thereon.

Executive Deferred Compensation Plan. The Company has established the Executive Deferred Compensation Plan in order to provide its executive officers and other key employees with the opportunity to defer all or portion of their cash compensation each year. Pursuant to the plan, each participant can elect to defer between one percent (1%) and one hundred percent (100%) of his or her salary, commissions, bonuses and other awards. Each participant’s contributions to the plan are credited to an account maintained in his or her name on the Company’s books in which the participant is fully vested at all times. The account is credited with notional earnings (or losses) based on the participant’s investment elections among a select group of investment funds utilized to track the notional investment return on the account balance. There are a total of 28 investment funds available for election, and the participant may change his or her investment choices daily. Upon the participant’s termination of employment for reasons other than retirement or disability, he or she will receive a lump sum distribution of his or her account balance within 60 days following the termination date, subject to any deferral under applicable tax laws. Upon the participant’s disability or retirement, his or her account balance will be distributed in a lump sum, or in 12 or more monthly installments (but not more than 180), pursuant to the participant’s prior election. In the event a participant dies prior to receiving his or her entire account balance under the plan, his or her beneficiary will receive a lump-sum distribution of the remaining balance.

Deferred Portion of the 2008 and 2009 MIP Bonus. One-half of the bonus amount earned under the 2008 MIP was paid to the named executive officer following the close of the 2008 fiscal year. The other half has been deferred and is subject to an annual installment vesting schedule tied to the named executive officer’s continued service with the Company over an additional three-year period. One-third of the bonus amount earned under the 2009 MIP was paid to the named executive officer following the close of the 2009 fiscal year. The remaining portion has been deferred and is subject to an annual installment vesting schedule tied to the named executive officer’s continued service with the Company over an additional two-year period. The deferred portions will be paid as they vest and will earn interest at a designated rate until paid. The deferred portions will immediately vest and become payable in the event the named executive officer’s employment terminates under certain defined circumstances during the deferral period. Accelerated payouts will also occur in the event of certain changes in control or ownership of the Company.

Deferred Equity Compensation

The following table shows the deferred compensation activity for each named executive officer for the 2009 fiscal year attributable to the shares of the Company’s Common Stock that were vested as of December 31, 2009 under his outstanding RSU awards but that are subject to a deferred issuance date:

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Arthur W. Zafiropoulo	—	—	72,000	—	1,236,647	(2)
Bruce R. Wright	—	—	4,798	—	247,324	(3)

(1)	Represents, with respect to the shares of the Company’s common stock in which Mr. Zafiropoulo (25,000 shares) and Mr. Wright (1,666 shares) were vested on January 1, 2009 under their outstanding RSU awards but which are subject to deferred issuance dates, the amount by which the fair market value of those shares on December 31, 2009 exceeded their fair market value as of January 1, 2009. Since no dividends were paid on the Company’s outstanding common stock during the 2009 fiscal year, no amounts were credited to the named executive officer’s deferred share account pursuant to the dividend equivalent rights provided under his outstanding RSUs.
(2)	Represents the fair market value on December 31, 2009 of the shares of the Company’s common stock in which Mr. Zafiropoulo was vested on that date under his outstanding RSU awards but which are subject to deferred issuance dates. The amount reported was calculated by multiplying those vested deferred shares by the $14.84 per share closing price of the common stock on December 31, 2009. Mr. Zafiropoulo was credited with 83,332 vested deferred shares as of December 31, 2009.
(3)	Represents the fair market value on December 31, 2009 of the shares of the Company’s Common Stock in which Mr. Wright was vested on that date under his outstanding RSU awards but which are subject to deferred issuance dates. The amount reported was calculated by multiplying those vested deferred shares by the $14.84 per share closing price of the common stock on December 31, 2009. Mr. Wright was credited with 16,666 vested deferred shares as of December 31, 2009.

Risk Assessment of Compensation Policies and Practices

The Company’s compensation programs throughout the organization are designed to maintain an appropriate balance between long-term and short-term incentives by utilizing a combination of compensation components, including base salary, annual cash incentive awards, and long-term equity awards. Although not all employees in the organization have compensation comprised of all three of those components, the compensation programs are generally structured so that any short-term cash incentives are not likely to constitute the predominant element of an employee’s total compensation package and that other components will serve to balance the package. For a discussion of the primary components of the compensation packages for the Company’s executive officers, please see the section above entitled “Executive Compensation—Compensation Discussion and Analysis.”

While a number of employees do participate in performance-based cash incentive plans, the Company believes that those plans are structured in a manner that encourages the participating employees to remain focused on both the short- and long-term operational and financial goals of the Company in several key respects. For example, payments under the Management Incentive Plan in which the Company’s executive officers and other members of the management team participate (as discussed earlier I this section on Executive Compensation) are tied to both revenue and operating income metrics that are strategic to the Company’s long-term objectives of sustained revenue generation and continued expense management. Although the Management Incentive Plan does not include caps on the amounts payable per participant, the Company believes the absence of such caps does not promote short-term risk-taking because the targets are tied to performance metrics over which internal audit controls exist and payouts at a rate greater than 100% of the target bonus level have not occurred in the past five years. Additionally, payments based on performance goal attainment under the Management Incentive Plan are subject to an additional service vesting schedule so that a participant must remain with the Company for at least three years from the start of the one-year performance measurement period in order to earn his or her full payment for that performance period, thereby further encouraging long-term focus.

A significant portion of the compensation provided to executive officers and other senior employees of the Company is in the form of long-term equity awards that are important to help further align the interests of the recipient with those of the Company’s stockholders. The Company believes that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company’s stock price. These equity awards are staggered for overlapping multi-year periods and subject to long-term vesting schedules to help ensure that recipients have significant value tied to the Company’s long-term, and sustained stock price performance.

The Company’s sales employees are included in short-term sales commission incentive plans that are subject to multiple levels of review during both the design stage and the incentive calculation and payment process. Payments are spread out and are based upon the achievement of current quarter qualified bookings and revenue numbers against established targets. In order to insure that payments are made only on qualified transactions, the quarterly payment amount is net of any customer returns of previously booked orders.

Based on these considerations, the Company does not believe that its short-term incentive compensation programs are reasonably likely to encourage excessive risk-taking by the participants in those programs.

Employment Contracts, Termination of Employment Agreements and Change of Control

1993 Stock Option/Stock Issuance Plan

All outstanding options and RSUs under the Company’s stock plan will immediately vest upon a change in control, to the extent not assumed or continued in effect by the successor entity or replaced with an incentive compensation program which preserves the intrinsic value of the award at that time and provides for the subsequent vesting and concurrent payout of that value in accordance with the pre-existing vesting schedules for those awards. The Compensation Committee also has the authority as the administrator of the Company’s 1993 Plan Stock Option/Stock Issuance Plan (the “1993 Plan”) to provide for the accelerated vesting of any shares of the Company’s common stock subject to outstanding equity awards held by the named executive officers and any other executive officers of the Company, whether or not such awards are assumed or continued in effect by the successor entity in the event of (i) an acquisition of the Company by merger or asset sale, (ii) a change in control of the Company effected through the acquisition of more than fifty percent (50%) of the Company’s outstanding common stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership or (iii) upon a termination of their employment (whether involuntarily or through a resignation for good reason) following such acquisition or change in control. The Compensation Committee has structured certain stock options granted to Mr. Zafiropoulo and Mr. Wright and the RSU awards made to them so that those equity awards will vest on an accelerated basis upon such an acquisition or change in control of the Company. In addition, as explained below, the Company’s existing employment agreements with Mr. Zafiropoulo and Mr. Wright provide for full or partial accelerated vesting should their employment terminate under certain circumstances.

Employment and Change in Control Agreements

The Company has existing employment agreements with Messrs. Zafiropoulo and Wright that provide for accelerated vesting under certain circumstances. Those agreements may be summarized as follows:

Mr. Zafiropoulo

The employment agreement with Mr. Zafiropoulo provides that he will serve as the Chief Executive Officer of the Company and that the Company will use its reasonable best efforts to have him elected as a member of the Board and as Chairman of the Board for so long as he remains so employed by the Company. The employment agreement currently entitles Mr. Zafiropoulo to an annual base salary of $555,000, which was temporarily reduced to $444,000 for the 2009 year, and a target bonus of up to sixty percent (60%) of base salary (which can be periodically increased by the Compensation Committee and which was set at ninety percent (90%) for both the 2008 and 2009 fiscal years), and he may also receive stock options or other equity awards from time to time at the discretion of the Compensation Committee. Mr. Zafiropoulo is also entitled to reimbursement from the Company for the costs incurred to obtain lifetime retiree health care coverage (medical and dental) for himself and his spouse. To the extent such reimbursements become taxable to Mr. Zafiropoulo or his spouse, he or she will be entitled to a full tax gross-up from the Company to cover the taxes attributable to such reimbursements and any taxes that apply to the gross-up payment.

Mr. Zafiropoulo’s employment may be terminated by him or by the Company at any time, with or without cause. If the Company terminates his employment other than for cause, or in the event of his death, disability or resignation for good reason, Mr. Zafiropoulo (or his beneficiary) will be entitled to receive the deferred portions of all outstanding bonuses earned for prior years, 12 months of continued base salary at the rate then in effect, accelerated vesting of twenty-five percent (25%) (or such greater percentage as set forth in the applicable award agreement) of his outstanding stock options and other equity awards, an extension of the time to exercise those vested stock options for a period of up to one year and 90 days following the termination of his employment and continued use of a Company car for 12 months with reimbursement from the Company of all related expenses.

If, however, Mr. Zafiropoulo’s employment terminates for any reason in connection with a change of control of the Company, then he will, instead, receive the deferred portions of all outstanding bonuses earned for prior years, 24 months of continued base salary at the rate then in effect (or, if greater, in effect immediately prior to the change of control) and continued use of a Company car for 24 months with reimbursement from the Company of all related expenses. In addition, regardless of whether Mr. Zafiropoulo’s employment is terminated following a change of control of the Company, all of his outstanding stock options and other equity awards will vest in full upon a change of control, and the time for exercising those options will be extended for a period of up to one year and 90 days following the termination of his employment.

Should Mr. Zafiropoulo incur an excise tax under Section 4999 of the Internal Revenue Code with respect to any payments he receives from the Company that constitute a parachute payment under the federal tax laws, then the Company will make a full tax gross-up payment to him to cover such excise tax and any income and employment taxes that apply to the gross-up payment.

For purposes of the employment agreement, a change of control generally includes:

•	Acquisition of more than fifty percent (50%) of the Company’s voting stock by any person or group of related persons;

•

Change in the composition of the Board such that a majority of the directors who are currently on the Board, together with those subsequently nominated by such directors, no longer constitute a majority of the Board;

•	Consummation of a merger or consolidation in which the Company is not the surviving entity;

•	Sale, transfer or other disposition of all or substantially all of the Company’s assets; or

•	A reverse merger in which the Company is the surviving entity but in which the Company’s stockholders before the merger do not own at least fifty percent (50%) of the voting stock after the merger.

Mr. Wright

The employment agreement with Mr. Wright provides that he will serve as the Senior Vice President, Finance, Chief Financial Officer, and Secretary of the Company. The employment agreement entitles Mr. Wright to an annual base salary, which was set at $325,000 for the 2008 fiscal year. However, his base salary rate was temporarily reduced to $276,250 for the 2009 fiscal year. The employment agreement also entitles Mr. Wright to a target bonus of up to forty percent (40%) of base salary (which can be increased periodically by the Compensation Committee and which was set at eighty-five percent (85%) for fiscal years 2008 and 2009), and he may also receive stock options or other equity awards from time to time at the discretion of the Compensation Committee.

Mr. Wright’s employment may be terminated by him or by the Company at any time, with or without cause. If the Company terminates his employment other than for cause, or in the event of his death, disability or resignation for good reason, Mr. Wright (or his beneficiary) will be entitled to receive the deferred portions of all outstanding bonuses earned for prior years, 12 months of continued base salary at the rate then in effect, accelerated vesting of twenty-five percent (25%) of his outstanding stock options and other equity awards, an extension of the time to exercise those vested stock options for a period of up to one year and 90 days following the termination of his employment and, except in the case of death, reimbursement of COBRA costs for continued medical coverage for up to 18 months following his termination of employment.

If, however, Mr. Wright’s employment terminates for any reason in connection with a change of control of the Company, then he will, instead, receive the deferred portions of all outstanding bonuses earned for prior years, 24 months of continued base salary at the rate then in effect (or, if greater, in effect immediately prior to the change of control) and reimbursement of a portion of the costs incurred by him to obtain lifetime retiree health care coverage for himself and his spouse, as described below. In addition, regardless of whether Mr. Wright’s employment is terminated following a change of control of the Company, all of his outstanding stock options and other equity awards will vest in full upon a change of control, and the time for exercising those options will be extended for a period of up to one year and 90 days following the termination of his employment. A change of control for purposes of Mr. Wright’s employment agreement has the same meaning as in Mr. Zafiropoulo’s employment agreement described above.

Pursuant to the January 2007 amendment to his employment agreement, the Company will reimburse Mr. Wright for the costs incurred to obtain lifetime retiree health care coverage (medical and dental) for himself and his spouse, under either of the following two circumstances, to the extent those costs exceed the amount charged an active employee of the Company for health care coverage for himself and his spouse: (i) he retires from the Company after attainment of age 62 and completion of at least 10 years of service with the Company or (ii) his employment terminates for any reason following a change of control of the Company.

Mr. Jewler

Mr. Jewler resigned from the Company effective May 14, 2009. Mr. Jewler’s offer letter to join the Company dated October 31, 2007 provided him with base salary at the annual rate of $250,000. However, his base salary was temporarily reduced to $212,500 for the 2009 fiscal year. Mr. Jewler’s outstanding equity awards provided for accelerated vesting in connection with his termination under defined circumstances or in connection with a change in control. Mr. Jewler was not entitled to any accelerated vesting of his outstanding equity awards, or any other severance payments, in connection with his resignation from the Company.

On May 14, 2009 the Company entered into a resignation letter agreement with Mr. Jewler. Pursuant to the terms of such agreement, the Company cancelled Mr. Jewler’s obligation to repay the Company $416,625, the aggregate unvested amount of certain bonus payments made to him during the 2008 fiscal year, and Mr. Jewler agreed to render, without charge, up to 10 hours of consulting services to the Company for each month during the one-year period measured from his resignation date.

Quantification of Benefits

The charts below quantify the potential payments Mr. Zafiropoulo and Mr. Wright would receive based upon the following assumptions:

(i) the executive’s employment terminated on December 31, 2009 under circumstances entitling him to severance benefits under his employment agreement or equity award agreement,

(ii) as to any benefits tied to the executive’s rate of base salary, the rate of base salary is assumed to be the executive’s rate of base salary that was in effect for him prior to the temporary reductions in base salary implemented for the 2009 fiscal year; accordingly, for Mr. Zafiropoulo the assumed base salary is $555,000, and for Mr. Wright the assumed base salary is $325,000, and

(iii) with respect to benefits tied to a change in control, the change in control is assumed to have occurred on December 31, 2009 and the change in control consideration paid per share of the Company’s outstanding common stock is assumed to be equal to the closing selling price of such common stock on December 31, 2009, which was $14.84 per share.

Benefits Received Upon a Change in Control (No Termination of Employment)

Name	Accelerated Vesting of Equity Awards ($) (1)(2)	Excise Tax Gross Up
Mr. Zafiropoulo	1,577,913	—
Mr. Wright	478,507	—

(1)	Assumes that stock option awards were not assumed or otherwise continued in effect in connection with the change in control.
(2)	Represents the intrinsic value of the accelerated vesting of all of the named executive officer’s stock options and/or unvested RSUs, based on the $14.84 closing price per share of the Company’s Common Stock on December 31, 2009.

Benefits Received Upon Qualifying Termination in Connection with a Change in Control

Executive	Salary Continuation ($)	Accelerated Vesting of Deferred Compensation		Lifetime Retiree Medical Coverage Reimbursement (including Gross-up for Mr. Zafiropoulo) ($)		Accelerated Vesting Equity Awards / Extension of Stock Option Term		Continued Use of Corporate Automobile ($)	Excise Tax Gross-Up ($)
Mr. Zafiropoulo	1,110,000	179,139	(1)	327,110	(2)	1,596,420	(3)	93,348	1,082,257
Mr. Wright	650,000	98,670	(1)	289,332		483,442	(3)	—	—

(1)	Represents the payment of the deferred and unvested portion of the bonus awards made under the 2008 and 2009 Management Incentive Plans.
(2)	Includes a gross-up payment to Mr. Zafiropoulo to cover the taxes attributable to such coverage and any taxes that apply to such gross-up payment.
(3)	Represents (i) the intrinsic value of the accelerated vesting of all of the named executive officer’s unvested stock options and RSUs, based on the $14.84 closing price per share of the Company’s Common Stock on December 31, 2009 plus (ii) the value of the extension of the post-employment exercise period for all outstanding options held by the named executive officer on December 31, 2009 from 90 days to 455 days, estimated by using the Black-Scholes option pricing model, in accordance with the provisions of ASC Topic 718

Benefits Received Upon Qualifying Termination Not in Connection with a Change in Control

Executive	Salary Continuation ($)	Accelerated Vesting of Deferred Compensation		Lifetime Retiree Medical Coverage Reimbursement (including tax gross-up) ($)		COBRA ($)	Accelerated Vesting of Stock Options and Other Equity Awards ($)		Continued Use of Corporate Automobile ($)
Mr. Zafiropoulo	500,000	179,139	(1)	327,110	(2)	—	1,596,420	(3)	46,824
Mr. Wright	325,000	98,670		—		19,423	436,229	(3)	—

(1)	Represents the payment of the deferred and unvested portions of the bonus awards under the 2008 and 2009 Management Incentive Plans.
(2)	Includes a gross-up payment to Mr. Zafiropoulo to cover the taxes attributable to such coverage and any taxes that apply to such gross-up payment.
(3)	Represents (i) the intrinsic value of the accelerated vesting of 100% of Mr. Zafiropoulo’s and 25% of Mr. Wright’s unvested stock options and RSUs, based on the $14.84 closing price per share of the Company’s Common Stock on December 31, 2009 plus (ii) the value of the extension of the post-employment exercise period for all outstanding options held by the named executive officer on December 31, 2009 from 90 days to 455 days, estimated by using the Black-Scholes option pricing model, in accordance with the provisions of ASC Topic 718.

Mr. Zafiropoulo will also be entitled to the Company reimbursement of the cost incurred to obtain lifetime retiree health care coverage for himself and his spouse upon the termination of his employment for any other reason. In addition, Mr. Zafiropoulo and Mr. Wright will each be entitled, upon their termination of employment for any reason, to exercise their outstanding vested stock options and to receive any deferred shares of the Company’s Common Stock subject to their vested RSU awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Gemunder, Richard, Sollitto, Timmins and Tsai served as members of the Compensation Committee during the fiscal year completed December 31, 2009. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of the Board or Compensation Committee.

ANNUAL REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management, and based on such review and such discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis, as contained herein, be included in this proxy statement.

Submitted by the Compensation Committee of the

Board of Directors

Joel F. Gemunder

Henri Richard

Rick Timmins

Ben Tsai

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. In addition, each director and officer of the Company has entered into a separate indemnification agreement with the Company.

Scott Zafiropoulo, the son of Arthur Zafiropoulo, the Company’s Chairman of the Board and Chief Executive Officer, is an employee of the Company. In fiscal year 2009, Mr. S. Zafiropoulo earned approximately $170,625 in salary. Mr. S. Zafiropoulo also received $17,742 in cash bonus under the 2009 MIP, one-third of which was paid on January 26, 2010 and the remaining two-thirds of which will be paid over the next two years pursuant to the terms of the 2009 MIP. In addition, as part of the 2009 MIP, Mr. S. Zafiropoulo received restricted stock units covering 8,000 shares of the Company’s common stock in 2009 which were awarded in four equal quarterly installments during that year on February 2, 2009, April 20, 2009, July 27, 2009 and October 19, 2009. As part of the 2010 MIP, Mr. S. Zafiropoulo is entitled to receive restricted stock units covering 10,000 shares of the Company’s common stock and options to purchase an additional 40,000 shares of the Company’s common stock in four equal quarterly installments on designated dates during the 2010 fiscal year pre-established by the Compensation Committee. The first installment of each award (restricted stock units covering 2,500 shares and an option to purchase 10,000 shares) was made on February 8, 2010. The three remaining installments of each award will be made on the following dates: April 26, 2010, July 26, 2010 and October 25, 2010. In addition, Mr. S. Zafiropoulo’s cash bonus potential under the 2010 MIP was set at 50% of his base salary at target level, but the actual amount (if any) of his bonus will depend upon the level at which the Company attains the performance goals established for the 2010 fiscal year under the 2010 MIP.

In fiscal year 2009, the Company made services payments to KLA-Tencor Corporation in an aggregate amount of $158,332, and continues to do business with KLA-Tencor. Dr. Tsai, a member of the Company’s Board is an executive officer of KLA-Tencor. The Company’s Board has determined that the business relationship between the Company and KLA-Tencor does not compromise his independence. The Audit Committee has authorized the Company’s ongoing ordinary course business relationship with KLA-Tencor.

The Board has adopted a written policy that all material transactions with affiliates will be on terms no more or less favorable to the Company than those available from unaffiliated third parties and will be approved by the Audit Committee.

DIRECTOR INDEPENDENCE

The Board has determined that each of Messrs. Gemunder, Konidaris, Raney, Richard, Timmins and Tsai is an “independent director” as that term is defined in Rule 5605 of The Nasdaq Stock Market’s Marketplace Rules. Mr. Vincent Sollitto, a former member of the Board who resigned in September 2009, was also an “independent director” under Rule 5605 of The Nasdaq Stock Market’s Marketplace Rules.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

The Audit Committee has discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by SAS 61, as amended by SAS 90 (Communication With Audit Committee).

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

of the Board of Directors

Nicholas Konidaris

Dennis Raney

Rick Timmins, Chairman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any persons who are the beneficial owners of more than ten percent (10%) of the Company’s Common Stock to file reports of ownership and changes in ownership with the SEC. Such directors, officers and greater than ten percent (10%) beneficial stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representations from reporting persons for the 2009 fiscal year, the Company believes that all of the Company’s executive officers, directors and greater than ten percent (10%) beneficial stockholders complied with all applicable Section 16(a) filing requirements for the 2009 fiscal year.

ANNUAL REPORT

A copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2009 was filed with the SEC on March 1, 2010, and a copy of the Company’s first amendment thereto on Form 10-K/A was filed with the SEC on April 29, 2010. Except for “Executive Officers of the Registrant” from Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Annual Report, as amended, is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report on Form 10-K and the amendment thereto on Form 10-K/A, without charge, by writing to Investor Relations, Ultratech, Inc., 3050 Zanker Road, San Jose, California 95134, telephone: 1-408-321-8835. The Annual Report on Form 10-K and the amendment thereto on Form 10-K/A are also available at www.ultratech.com under Investors/SEC Filings and at the website referred to in the Notice of Internet Availability of Proxy Materials.

The Board of Directors of

Ultratech, Inc.

Dated: June 10, 2010

APPENDIX A

ULTRATECH, INC.

1993 STOCK OPTION/STOCK ISSUANCE PLAN

(Amended and Restated as of June 7, 2010)

ARTICLE ONE

GENERAL

I. PURPOSE OF THE PLAN

This 1993 Stock Option/Stock Issuance Plan (“Plan”) is intended to promote the interests of Ultratech, Inc., a Delaware corporation (the “Corporation”), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation’s Board of Directors and (iii) independent consultants and other advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

A. The Plan became effective on September 29, 1993, the date on which the shares of the Corporation’s Common Stock were registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Such date is hereby designated as the Effective Date for the Plan.

B. This Plan shall serve as the successor to the Corporation’s existing 1993 Stock Option and 1993 Stock Issuance Plans (the “Predecessor Plans”), and no further option grants or share issuances shall be made under the Predecessor Plans from and after the Effective Date of this Plan. All outstanding stock options and unvested share issuances under the Predecessor Plans on the Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding stock options and unvested share issuances under this Plan. However, each outstanding option grant and unvested share issuance so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant or issuance, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock thereunder. All unvested shares of Common Stock outstanding under the Predecessor Plans on the Effective Date shall continue to be governed solely by the express terms and conditions of the instruments evidencing such issuances, and no provision of this Plan shall be deemed to affect or modify the rights or obligations of the holders of such unvested shares.

II. DEFINITIONS

A. For purposes of the Plan, the following definitions shall be in effect:

Board: the Corporation’s Board of Directors.

Code: the Internal Revenue Code of 1986, as amended.

Committee: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

Common Stock: shares of the Corporation’s common stock.

Change in Control: a change in ownership or control of the Corporation effected through either of the following transactions:

a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

Corporate Transaction: any of the following stockholder-approved transactions to which the Corporation is a party:

a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger.

Employee: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

Fair Market Value: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

a. If the Common Stock is at the time listed or admitted to trading on the Nasdaq Global or Global Select Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on such exchange. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

b. If the Common Stock is at the time listed or admitted to trading on any other national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

Optionee: any person to whom an option or stock appreciation right is granted under the Discretionary Grant Program in effect under the Plan.

Participant: any person who receives a direct issuance of Common Stock under the Stock Issuance Program in effect under the Plan or a restricted stock unit award under the Automatic Grant Program.

Plan Administrator: the Committee in its capacity as the administrator of the Plan.

Permanent Disability or Permanently Disabled: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Service: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or the Corporation’s written leave of absence policy, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Each corporation (other than the Corporation) in an unbroken chain of corporations which begins with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III. STRUCTURE OF THE PLAN

A. Stock Programs. The Plan shall be divided into three separate components: the Discretionary Grant Program specified in Article Two, the Automatic Grant Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Grant Program, eligible individuals may, at the discretion of the Plan Administrator in accordance with the provisions of Article Two, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock. Under the Automatic Grant Program, non-employee Board members will receive a series of automatic restricted stock unit awards over their period of continued Board service in accordance with the provisions of Article Three. Under the Stock Issuance Program, eligible individuals may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other share right awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or the Corporation’s attainment of financial objectives.

B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Grant Program, the Automatic Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

IV. ADMINISTRATION OF THE PLAN

A. Both the Discretionary Grant Program and the Stock Issuance Program shall be administered by a committee (“Committee”) of two or more non-employee Board members. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding option grants, stock issuances or other stock-based awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Grant or Stock Issuance Program or any outstanding stock option, stock appreciation right, share issuance or other stock-based award thereunder.

C. Administration of the Automatic Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to restricted stock unit awards made pursuant to that program.

V. DISCRETIONARY GRANTS AND STOCK ISSUANCES

A. The persons eligible to participate in the Discretionary Grant Program under Article Two or the Stock Issuance Program under Article Four shall be limited to the following:

1. officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

2. non-employee members of the Board; and

3. those independent consultants or other advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

B. The Plan Administrator shall have full authority to determine, (I) with respect to the grant of stock options or stock appreciation rights under the Discretionary Grant Program, which eligible individuals are to receive such grants, the time or time when those grants are to be made, the number of shares to be covered by each such grant, the time or times at which each option or stock appreciation right is to vest and become exercisable, the status of a granted stock option as either an incentive stock option (“Incentive Option”) which satisfies the requirements of Section 422 of the Code or a non-statutory stock option not intended to meet such requirements, and the maximum term for which the granted stock option or stock appreciation right may remain outstanding and (II) with respect to stock issuances or other stock-based awards under the Stock Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule (if any) applicable to the shares which are the subject of such issuance or award and the consideration for those shares.

VI. STOCK SUBJECT TO THE PLAN

A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 10,776,779 shares. As required under applicable regulations, in no event will the number of shares of Common Stock that may be delivered pursuant to Incentive Options granted under the Plan exceed such share reserve. Such share reserve includes (i) the initial number of shares incorporated into the Plan from the Predecessor Plans on the Effective Date, (ii) an additional 600,000-share increase authorized by the Board on March 21, 1996 and approved by the stockholders at the 1996 Annual Stockholders Meeting, (iii) an additional 277,239 shares attributable to the automatic annual share increase for fiscal 1996 which was effected on January 2, 1996, (iv) an additional 284,346 shares attributable to the automatic annual share increase for fiscal 1997 which was effected on January 2, 1997, (v) an additional 450,000 shares authorized by the Board on March 18, 1997 and approved by the stockholders at the 1997 Annual Meeting, (vi) an additional 291,008 shares attributable to the automatic annual share increase for fiscal 1998 which was effected on January 2, 1998, (vii) an additional 295,480 shares attributable to the automatic annual share increase for fiscal 1999 which was effected on January 4, 1999, (viii) an additional 299,490 shares attributable to the automatic annual share increase for fiscal 2000 which was effected on January 3, 2000, (ix) an additional 898,045 shares of Common Stock added to the share reserve on January 2, 2002 by reason of the automatic increase provision of Section VI.B of this Article One, (x) an additional 905,088 shares of Common Stock added to the share reserve on January 2, 2003 by reason of the automatic increase provision of Section VI.B of this Article One, (xi) an additional 943,285 shares of Common Stock added to the share reserve on January 2, 2004 by reason of the automatic increase provision of Section VI.B of this Article One, (xii) an additional 954,141 shares of Common Stock added to the share reserve on January 2, 2005 by reason of the automatic increase provision of Section VI.B of this Article One and (xiii) an additional 949,991 shares of Common Stock added to the share reserve on January 3, 2006 by reason of the automatic increase provision of Section VI.B of this Article One. The share reserve in effect from time to time under the Plan shall be subject to periodic adjustment in accordance with the provisions of this Section VI. To the extent one or more outstanding options under the Predecessor Plans which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January of each calendar year, beginning with calendar year 2002 and continuing through calendar year 2006, by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on the last trading day of the calendar year immediately preceding the calendar year of each such share increase, but in no event shall any such annual increase exceed 1,700,000 shares.

C. In no event may the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards (whether in the form of restricted stock units or other share-right awards) exceed 400,000 shares per fiscal year, beginning with the 1995 fiscal year. However, for the fiscal year in which an individual receives his or her initial stock option or stock appreciation right, direct stock issuance or other stock-based award under the Plan, the limit shall be increased to 600,000 shares. Such limitations shall be subject to adjustment from time to time in accordance with the provisions of this Section VI.

D. Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plan) or other awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those options or awards expire or terminate for any reason (including, without limitation, the cancellation of one or more options in accordance with Section IV of Article Two of the Plan) prior to the issuance of the shares of Common Stock subject to those options or awards. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. Shares subject to any stock appreciation rights exercised in accordance with Section V of Article Two shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plans) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the issuance of vested shares pursuant to a stock or stock-based award made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or for which the stock or stock-based award was made, and not by the net number of shares of Common Stock actually issued to the holder of such option or award.

E. In the event any change is made to the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class effected without the Corporation’s receipt of consideration or should the value of the outstanding shares of Common Stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under this Plan per calendar year, (iii) the number and/or class of securities for which restricted stock unit awards are to be subsequently made per eligible non-employee Board member under the Automatic Grant Program, (iv) the number and/or class of securities and exercise price per share in effect under each stock option or stock appreciation right outstanding under the Discretionary Grant Program or Automatic Grant Program, (v) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan and the issue price (if any) payable per share and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options and other stock-based awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those outstanding options, stock appreciation rights and other awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I. TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to the Discretionary Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

A. Option Price.

1. The option price per share shall be fixed by the Plan Administrator and shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

2. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Four and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

•	full payment in cash or check drawn to the Corporation’s order; or

•

full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

•

full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation’s order; or

•

full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

B. Term and Exercise of Options. Each option granted under this Discretionary Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

C. Limited Transferability. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, non-statutory options may, in connection with the

Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for the Optionee or one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

D. Termination of Service.

1. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

•

Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph D.(3) below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

•

Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the earlier of (i) the first anniversary of the date of the Optionee’s death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate.

•	Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

•

During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise at that time vested.

•

Should (i) the Optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more subsequent installments of the option shares in which the Optionee would have otherwise vested had such cessation of Service not occurred.

3. The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

E. Stockholder Rights.

An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

F. Repurchase Rights.

The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

(a) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

(b) All of the Corporation’s outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

(c) The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee’s cessation of Service, to cancel the Corporation’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II. INCENTIVE OPTIONS

The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as “non-statutory” options when issued under the Plan shall not be subject to such terms and conditions.

A. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of such options as incentive stock options under the Federal tax laws, each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III. CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A. In the event of any Corporate Transaction, each option or stock appreciation right which is at the time outstanding under this Article Two shall automatically accelerate so that each such option or stock appreciation right shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option or stock appreciation right and may be exercised as to all or any portion of such shares as fully-vested shares. However, an outstanding option or stock appreciation right under this Article Two shall not so accelerate if and to the extent: (i) such option or stock appreciation right is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option or stock appreciation right relating to shares of the capital stock of the successor corporation or parent thereof, (ii) such option or stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on that option or stock appreciation right at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or stock appreciation right, or (iii) the acceleration of such option or stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of the grant of such option or stock appreciation right. The determination of the comparability of the replacement option or stock appreciation right under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. Immediately following the consummation of the Corporate Transaction, all outstanding options or stock appreciation right under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, appropriate adjustments to reflect the Corporate Transaction shall be made to (i) the class and number of securities available for issuance over the remaining term of the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards (whether in the form of restricted stock units or other share-right awards) under this Plan per calendar year and (iii) the maximum number and/or class of securities which may be issued pursuant to Incentive Options granted under the Plan.

D. The Plan Administrator shall have the discretion, exercisable either at the time the option or stock appreciation right is granted or at any time while the option or stock appreciation right remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options or stock appreciation rights which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee’s Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

E. The grant of options or stock appreciation rights under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

F. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option or stock appreciation right is granted or at any time while the option or stock appreciation right remains outstanding, to provide for the automatic acceleration of one or more outstanding options or stock appreciation rights under this Article Two (and the termination of one or more of the Corporation’s outstanding repurchase rights under this Article Two) upon the occurrence of any Change in Control. The Plan Administrator shall also have full power and authority to condition any such acceleration of outstanding options or stock appreciation rights (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee’s Service within a specified period following the Change in Control.

G. Any option or stock appreciation right accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the term of that option or stock appreciation right.

H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

IV. PROHIBITION ON CERTAIN REPRICINGS OF OPTIONS AND STOCK APPRECIATION RIGHTS

Notwithstanding any other provision of the Plan and except for an adjustment pursuant to Section VI.E of Article 1 hereof or a repricing approved by stockholders, in no case may the Plan Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for a stock option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.1

V. STOCK APPRECIATION RIGHTS

A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant tandem stock appreciation rights in accordance with this Section V to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

B. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying stock option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation

[1]	On June 7, 2010, the Board of Directors adopted this provision prohibiting repricings of options and stock appreciation rights, subject to stockholder approval of the proposed Plan amendments at the 2010 Annual Meeting.

in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V shall be made in shares of Common Stock valued at Fair Market Value on the option surrender date.

3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

C. Share Counting. Upon the exercise of any Tandem Right under this Section V, the share reserve under Section VI of Article One shall be reduced by the gross number of shares as to which such Tandem Right is exercised.

ARTICLE THREE

AUTOMATIC GRANT PROGRAM

I. AWARD TERMS

A. Automatic Grants. The provisions of the Automatic Grant Program were revised, effective January 30, 2007, to amend the automatic option grant program to eliminate the periodic option grant program and to implement in its place a new program of periodic restricted stock unit awards for the eligible Board members. The revised program is subject to stockholder approval at the 2007 Annual Meeting. Accordingly, if such stockholder approval is obtained, the awards to be made pursuant to the Automatic Grant Program on and after the date of the 2007 Annual Meeting shall be as follows:

1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the date of the 2007 Annual Meeting shall automatically be granted, on the date of such initial election or appointment, restricted stock units covering 7,500 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation or any Parent or Subsidiary (the “Initial Grant”).

2. On the date of each annual stockholders meeting, beginning with the 2007 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted restricted stock units covering 5,000 shares of Common Stock, provided that such individual has served as a non-employee Board member for a period of at least six (6) months (the “Annual Grant”). There shall be no limit on the number of such Annual Grants any one continuing non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such Annual Grants over their period of continued Board service.

3. Each restricted unit awarded under this Article Three shall entitle the non-employee Board member to one share of Common Stock on the applicable issuance date following the vesting of that unit.

B. Vesting of Awards and Issuance of Shares.

1. The shares of Common Stock subject to each Initial Grant shall vest as follows: fifty percent (50%) of the shares shall vest upon the non-employee Board member’s completion of one (1) year of Board service measured from the date of the award, and the remaining shares shall vest in three (3) successive equal annual installments upon the non-employee Board member’s completion of each of the next three (3) years of Board service thereafter.

2. The shares of Common Stock subject to each Annual Grant shall vest upon earlier of (i) the non-employee Board member’s completion of one (1) year of Board service measured from the date of the award or (ii) the non-employee Board member’s continuation in Board service through the day immediately preceding the date of the first annual stockholders meeting following the award date.

3. Notwithstanding Paragraphs B.1 and B.2, should a non-employee Board member cease Board service by reason of death or Permanent Disability, then each Initial and Annual Grant made to such individual under this Article Three and outstanding at the time of such cessation of Board service shall vest in full.

4. The shares of Common Stock underlying each Initial or Annual Grant which vest in accordance with the foregoing vesting provisions shall be issued as they vest; provided, however, that the Plan Administrator may structure one or more Grants so that the issuance of the shares of Common Stock which vest under those award is deferred, in accordance with the applicable requirements of Code Section 409A and the regulations thereunder, beyond the vesting date to a designated date or the occurrence of any earlier event such as cessation of Board service or a Change in Control.

C. Dividend Equivalent Rights. Each restricted stock unit awarded under this Article Three shall include a dividend equivalent right pursuant to which a book account shall be established for the non-employee Board member and credited from time to time with each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock) which is made per issued and outstanding share of Common Stock during the period the share of Common Stock underlying that restricted stock unit remains unissued. The amount credited to the book account with respect to such restricted stock unit shall be paid to the non-employee Board member concurrently with the issuance of the share of Common Stock underlying that unit, subject to the Corporation’s collection of any applicable withholding taxes.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

Should the non-employee Board member continue in Board service until the effective date of an actual Corporate Transaction or Change in Control, then the shares of Common Stock subject to each outstanding Initial and Annual Grant made to such Board member shall, immediately prior to the effective date of that Corporate Transaction or Change in Control, vest in full and shall be issued to him or her as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date, or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders in the Corporate Transaction or Change in Control and distributed at the same time as such stockholder payments, but in no event shall the distribution to the non-employee Board member be completed later than the later of (i) the close of the calendar year in which the Corporate Transaction or Change in Control is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following such effective date.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I. TERMS AND CONDITIONS OF STOCK ISSUANCES

Shares may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement (“Issuance Agreement”) that complies with the terms and conditions of this Article Four. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.

A. Consideration.

1. Shares of Common Stock drawn from the Corporation’s authorized but unissued shares of Common Stock (“Newly Issued Shares”) shall be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or cash equivalents (such as a personal check or bank draft) paid the Corporation;

(ii) a promissory note payable to the Corporation’s order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator;

(iii) past services rendered to the Corporation or any parent or subsidiary corporation; or

(iv) any other valid consideration under the Delaware General Corporation Law.

2. Shares of Common Stock reacquired by the Corporation and held as treasury shares (“Treasury Shares”) may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified in subparagraph 1. above) as the Plan Administrator may deem appropriate. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant’s period of future Service or the Corporation’s attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance.

3. The consideration for any Newly Issued Shares or Treasury Shares issued under this Stock Issuance Program shall have a value determined by the Plan Administrator to be not less than one-hundred percent (100%) of the Fair Market Value of those shares at the time of issuance.

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

(i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

(ii) the number of installments in which the shares are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation’s capital structure or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Plan, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator’s discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

4. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

5. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding share right awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied.

II. CORPORATE TRANSACTIONS/CHANGE IN CONTROL

A. Upon the occurrence of any Corporate Transaction, all unvested shares of Common Stock at the time outstanding under the Stock Issuance Program shall immediately vest in full, except to the extent the Plan Administrator imposes limitations in the Issuance Agreement which preclude such accelerated vesting in whole or in part.

B. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the immediate and automatic vesting of one or more unvested shares outstanding under the Stock Issuance Program at the time of such Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant’s Service within a specified period following the Change in Control.

C. Each outstanding restricted stock unit or share right award assumed in connection with a Corporate Transaction or Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Corporate Transaction or Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to the award immediately prior to the Corporate Transaction or Change in Control would have been converted in consummation of such Corporate Transaction or Change in Control had those shares actually been outstanding at that time. If any such restricted stock unit or share right award is not so assumed or otherwise continued in effect or replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the same vesting schedule applicable to those shares, then such unit or award shall vest, and the shares of Common Stock subject to that unit or award shall be issued as fully-vested shares, immediately prior to the consummation of the Corporate Transaction or Change in Control.

D. The Plan Administrator shall have the discretionary authority to structure one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those awards shall automatically vest and become issuable in whole or in part immediately upon the occurrence of a Corporate Transaction or Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Corporate Transaction or Change in Control.

III. TRANSFER RESTRICTIONS/SHARE ESCROW

A. Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant’s interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION’S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED                     , 20        , A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term “transfer” shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares.

However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the gifted shares.

ARTICLE FIVE

MISCELLANEOUS

I. LOANS OR INSTALLMENT PAYMENTS

The Plan Administrator may, in its discretion, assist any Optionee or Participant (other than an Optionee or Participant who is an executive officer of the Corporation or any Parent or Subsidiary subject to the loan prohibition provisions of the Sarbanes-Oxley Act of 2002) in the exercise of one or more options granted to such Optionee under the Discretionary Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. Any such loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances; provided, however, that all such terms shall be in compliance with applicable laws and regulations. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares plus any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

II. AMENDMENT OF THE PLAN AND AWARDS

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights, unvested stock issuances or other stock-based awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange (or the Nasdaq National Market) on which the Common Stock is at the time primarily traded.

B. Options and stock appreciation rights may be granted under the Discretionary Program and stock-based awards may be made under the Stock Issuance Program that in each instance involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those grants or awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased either by (1) the automatic annual share increase provisions of Section VI.B. of Article One or (2) the stockholder approval of an amendment of the Plan sufficiently increasing the share reserve. If stockholder approval is required and is not obtained within twelve (12) months after the date the first excess grant or award made against such contingent increase, then any options, stock appreciation rights or other stock-based awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

III. TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of stock options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of non-statutory stock options, stock appreciation rights, restricted stock units (other than the restricted stock units or stock option grants awarded under the Automatic Grant Program) or any other share right awards pursuant to which vested shares of Common Stock are to be issued under the Plan and any or all Participants to whom vested or unvested shares of Common Stock are issued in a direct issuance under the Stock Issuance Program with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares or the subsequent vesting of unvested shares issued to them. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or stock appreciation right or upon the issuance of fully-vested shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

Stock Delivery: The election to deliver to the Corporation, at the time the non-statutory option or stock appreciation right is exercised, the vested shares are issued or the unvested shares subsequently vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

IV. EFFECTIVE DATE AND TERM OF PLAN

A. The Plan was adopted by the Board on July 23, 1993, and was approved by the stockholders on the same date. The Plan became effective on September 29, 1993, the date on which the shares of the Corporation’s Common Stock were first registered under the 1934 Act. No further option grants or stock issuances shall be made under the Predecessor Plans from and after the Effective Date.

B. Each stock option grant outstanding under the Predecessor Plans immediately prior to the Effective Date of the Discretionary Grant Program shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. Each unvested share of Common Stock outstanding under the Predecessor Plans on the Effective Date of the Stock Issuance Program shall continue to be governed solely by the terms and conditions of the instrument evidencing such share issuance, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holder of such unvested shares.

C. The option/vesting acceleration provisions of Section III of Article Two and Section II of Article Four relating to Corporate Transactions and Changes in Control may, in the Plan Administrator’s discretion, be extended to one or more stock options or unvested share issuances which are outstanding under the Predecessor Plans on the Effective Date of the Discretionary Option Grant and Stock Issuance Programs but which do not otherwise provide for such acceleration.

D. On March 16, 1995, the Board adopted an amendment to the Plan which (i) increased the number of shares of Common Stock available for issuance under the Plan by an additional 600,000 shares (as adjusted for the May 1995 stock split), (ii) provided for an automatic annual increase to the existing share reserve on the first trading day in each of the next five (5) fiscal years, beginning with the 1996 fiscal year and continuing through fiscal year 2000, equal to 1.4% of the total number of shares of Common Stock outstanding on the last trading day of the fiscal year immediately preceding the fiscal year of each such share increase and (iii) imposed certain limitations required under applicable Federal tax laws with respect to Incentive Option grants. The amendment was approved by the stockholders at the 1995 Annual Meeting on May 17, 1995.

E. On March 21, 1996, the Board adopted an amendment to the Plan which (i) increased the number of shares of Common Stock available for issuance under the Plan by an additional 600,000 shares, (ii) increased the limit on the maximum number of shares of Common Stock issuable under the 1993 Plan prior to the required cessation of further Incentive Option grants to 3,780,000 shares plus an additional increase of 277,000 shares per fiscal year over each of the next four (4) fiscal years, beginning with the 1997 fiscal year, (iii) revised the Automatic Option Grant Program to eliminate the special one-time option grant for 28,800 shares of Common Stock to each newly-elected or newly-appointed non-employee Board member and implement a new option grant program pursuant to which all eligible non-employee Board members will receive a series of automatic option grants over their period of continued Board service. The amendment was approved by the stockholders at the 1996 Annual Meeting.

F. On March 18, 1997, the Board adopted a series of amendments to the Plan which (i) increased the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 450,000 shares, (ii) rendered all non-employee Board members eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs, (iii) allowed unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price or direct issue price paid per share to be reissued under the Plan, (iv) eliminated the plan limitation which precluded the grant of additional Incentive Options once the number of shares of Common Stock issued under the Plan, whether as vested or unvested shares, exceeded a certain level, (v) removed certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, and (vi) effected a series of additional changes to the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the 1934 Act which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The March 18, 1997 amendments were approved by the stockholders at the 1997 Annual Meeting.

G. On March 14, 2001, the Board adopted an amendment to the Plan which (i) established an automatic share increase feature pursuant to which the share reserve under the Plan will automatically increase on the first trading day in January of each of the next five (5) calendar years, beginning with the 2002 calendar year and continuing through the 2006 calendar year, by an amount equal to 4% of the total number of shares of Common Stock outstanding on the last trading day of the calendar year immediately preceding the calendar year of each such share increase and (ii) extended the termination date of the Plan from June 30, 2003 to February 28, 2011. The March 14, 2001 amendment was approved by the stockholders at the 2001 Annual Meeting.

H. On July 16, 2002, the Board adopted an amendment to the Plan which revised the Automatic Option Grant Program to increase the size of the annual option grant to be received by all eligible non-employee Board members over their period of continued Board service from 4,000 to 8,000 shares of Common Stock. The July 16, 2002 amendment was approved by the stockholders at the 2003 Annual Meeting.

I. On January 30, 2006, the Board amended and restated the Plan in order to effect the following changes: (i) expand the scope of the Stock Issuance Program to include restricted stock units and other stock-based awards which vest and become payable upon the attainment of designated performance goals or the satisfaction of specified service requirements or upon the expiration of a designated time period following such vesting events, (ii) eliminate the limited stock appreciation right provisions of the Plan so that no grants made on or after January 1, 2006 under the Discretionary Grant Program or the Automatic Option Grant Program shall contain those limited cash-out rights, (iii) bring the provisions of the Plan into compliance with recent changes in the Nasdaq requirements for listed companies and the final federal tax regulations applicable to incentive stock options, (iv) specifically incorporate the prohibition of the Sarbanes-Oxley Act of 2002 against loans to executive officer and (v) effect a series of additional revisions to facilitate plan administration.

J. On January 30, 2007, the Board amended and restated the Plan, to revise the Automatic Grant Program to substitute restricted stock unit awards for the stock option grants the non-employee Board member would otherwise receive under the terms of the then-existing automatic stock option grant program. Each restricted stock unit will cover one share of Common Stock, and the substitution is accordingly effected at the rate of one restricted stock unit for every 1.6 shares of Common Stock which would otherwise have been the subject of an automatic option grant made under the automatic stock option grant program. The January 30, 2007 amendment also effected certain technical revisions to the Plan relating to changes in capital structure. The January 30, 2007 amendment of the Automatic Grant Program was approved by the stockholders at the 2007 Annual Meeting.

K. The Plan shall terminate upon the earlier of (i) June 6, 20202 or (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or cancelled pursuant to the exercise of stock appreciation or other cash-out rights granted under the Plan. If the date of the plan termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

V. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange (or the Nasdaq National Market, if applicable) on which shares of the Common Stock are then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VIII. MISCELLANEOUS PROVISIONS

A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

[2]

On June 7, 2010, the Board approved an amendment to the Plan that extended the termination date of the Plan from February 28, 2011 to June 6, 2020, as well as a prohibition on certain repricings of stock options and stock appreciation rights as described above. Stockholders are being asked to approve these amendments at the 2010 Annual Meeting.

B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees and the legal representatives, heirs or legatees of their respective estates.

APPENDIX B

Form of Proxy

ULTRATECH, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS

JULY 20, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Arthur W. Zafiropoulo and Bruce R. Wright and each of them as Proxies of the undersigned with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock of Ultratech, Inc., a Delaware corporation (the “Company”), held of record by the undersigned on May 21, 2010 at the Annual Meeting of Stockholders of Ultratech, Inc. to be held on July 20, 2010 at 2:00 p.m., local time, at the Hyatt Regency Santa Clara, 5101 Great America Parkway, Santa Clara, California 95054, or at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

1.	To elect five (5) directors to serve for the ensuing two years until the expiration of their terms in 2011, or until their successors are duly elected and qualified.

NOMINEES	(01) ARTHUR W. ZAFIROPOULO,	(02) JOEL F. GEMUNDER,

	(03) NICHOLAS KONIDARIS,	(04) RICK TIMMINS,

(05) BEN TSAI

For ALL	Withheld from

Nominees ☐	ALL Nominees ☐

☐
For all nominees except as noted above

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN

☐	☐	☐
(continued, and to be signed, on the other side)

B-1

3.	To approve amendments to the Company’s 1993 Stock Option/Stock Issuance Plan to extend the expiration date of the plan and require stockholder approval of option repricing programs.

FOR	AGAINST	ABSTAIN

☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees named herein is unable to serve or for good cause will not serve.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                            ☐

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:

Signature

(Additional signature if held jointly)

B-2